Exhibit (c)(2)
APPRAISAL
of
RIVERSIDE PARK APARTMENTS
2000 Huntington Avenue, Alexandria (outside)
Fairfax County, VA 22303
Date of Valuation
May 25, 2006
Prepared by
ROBERT D. WRIGHT, MAI
MULTIFAMILY VALUATIONS
Eleven South Brookside Road
Springfield, Pennsylvania 19064 • (610) 543-0303

ROBERT D. WRIGHT, MAI
MULTIFAMILY VALUATIONS
June 28, 2006
Scott Kyriakakis
Reilly Mortgage Group, Inc.
2010 Corporate Ridge Parkway, Suite 1000
McLean, VA 22102

REFERENCE:	RIVERSIDE PARK APARTMENTS 2000 Huntington Avenue, Alexandria (outside) Fairfax County, VA 22303 1,222 apartment units plus commercial retail and office space
Dear Mr. Kyriakakis:
In accordance with your request, I have prepared an appraisal of the captioned property. The purpose of the appraisal was to estimate the Market Value of the subject property as currently operated as a rental apartment project as of May 25, 2006. The subject property is currently being readied for a major renovation plan that will re-position the subject property. Per the client/lender’s request, the subject property has been appraised assuming habitable condition with stabilized occupancy. This report has been prepared in conformance with the Code of Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Appraisal Foundation. This report has also been prepared in accordance with Freddie Mac appraisal guidelines and the appraisal requirements of Reilly Mortgage Group, Inc. Neither the assignment to make this appraisal nor the compensation for it is contingent upon the appraised value of the subject. This is a complete appraisal transmitted in a self-contained narrative format.
Based upon an inspection of the subject, a review of available operating history and in consideration of local market data, the subject’s estimated Market Value as of May 25, 2006 assuming habitable condition with stabilized occupancy is:
ONE HUNDRED FORTY NINE MILLION DOLLARS
($ 149,000,000)
A substantial renovation of the subject is in process. This appraisal assumes habitable condition prior to renovation in accordance with the client’s request. The cost to complete the renovation of units already gutted for rehabilitation is not considered herein. It is noted that the subject’s actual physical vacancy rate (20.6%) was elevated as of the date of inspection/valuation since the owners had commenced lease terminations to create vacancies for the proposed renovation.
GENERAL APPRAISER CERTIFICATION IN PA, NJ, NY, DE, MD, DC & VA
11 South Brookside Road/Springfield, PA 19064 · (610)543-0303 · Fax (610)543-5978 ·Email: RDW@RobertDWright.com

Scott Kyriakakis	June 28, 2006
Reilly Mortgage Group, Inc.	Page 2 of 2
This appraisal assignment was completed without the benefit of current engineering and environmental site assessment reports. If subsequently completed reports reveal the need for significant immediate repairs or if significant environmentally hazardous conditions exist, this valuation would be adversely impacted.
The estimated exposure time implicit in this value estimate is 6 to 12 months. Definition and support of this value conclusion along with descriptive information and exhibits are contained in the attached narrative report. This appraisal is subject to the certification, limiting conditions and general assumptions included at the end of this report.
Respectfully submitted,
/s/ Robert D. Wright
Robert D. Wright, MAI
VA Certified General Real Estate Appraiser
Certification #4001-001391

TABLE OF CONTENTS

SUMMARY OF SALIENT FACTS & CONCLUSIONS	1
PROPERTY RIGHTS APPRAISED	2
PURPOSE, INTENDED USE AND DATE OF APPRAISAL	2
DEFINITION OF MARKET VALUE	2
SCOPE OF THE APPRAISAL	4
REGIONAL DATA	4
FAIRFAX COUNTY DATA	12
NEIGHBORHOOD DESCRIPTION	20
RENTAL MARKET ANALYSIS	21
THE SUBJECT PROPERTY	28
HIGHEST AND BEST USE	35
VALUATION PREMISE	37
INCOME APPROACH	37
EXPENSE NOTES	59
CONSOLIDATED STATEMENT	66
EXPENSE COMPARABLES	67
CAPITALIZATION	68
SALES COMPARISON APPROACH	70
CORRELATION AND CONCLUSION	80
ESTIMATE OF REASONABLE EXPOSURE TIME	81
GENERAL ASSUMPTIONS	82
LIMITING CONDITIONS	83
CERTIFICATION	84
FREDDIE MAC FORM 439	85
ADDENDA

SUMMARY OF SALIENT FACTS & CONCLUSIONS

Subject Property	Riverside Park 2000 Huntington Avenue Alexandria, VA 22303

County	Fairfax

Census Tract Number	4204.00

Tax Parcel Identification	0833 01 0101

Owner of Record	AIMCO Riverside Park LLC

Land Area (acres)	28.1713	1804 Parking Spaces

Improvements	Three 15-story elevator-served masonry rental apartment towers totaling 1,222 residential units plus ancillary commercial office and retail space. The subject was partially renovated with upgraded kitchens, etc. in the 1980’s

Year Built	1968-70

Overall Condition	Average — “As Is“condition prior to renovation

Unit Mix & Sizes	Type(Bdrm)	# Units	Mix	Avg SF
	Eff/1 Bath	14	1.1%	289
	Eff/1 Bath	140	11.5%	500
	Eff/1 Bath	70	5.7%	550
	1 Bdrm/1 Bath	741	60.6%	820
	2 Bdrm/2 Bath	257	21.0%	1,134
	Total	1222
Net Rentable Area	1,011,604	square feet		828 SF/Unit
Total Number of Rooms	4,199			3.4 Rooms/Unit

Date of Inspection	25-May-06

Valuation Premise	The appraiser has estimated the market value of the subject assuming habitable condition on a stabilized basis at market rents and expenses free and clear of existing financing.
Conclusions

Income Approach		$149,000,000
Potential Gross Income (net of concessions)		$16,631,175
Vacancy & Collection Losses	6.5%	(972,269)
Effective Gross Income		15,658,906
Expenses & Reserves	40.4%	(6,718,400)	$5,498 per unit
Net Operating Income		$8,940,506
Overall Capitalization Rate		6.0%
Sales Comparison Approach		$147,900,000
Cost Approach		Not Applied
Final Value Conclusion		$149,000,000
Value per unit		$121,931
PGIM		9.0
Overall Rate		6.0%
This appraisal assignment was completed without the benefit of current engineering and environmental site assessment reports. If subsequently completed reports reveal the need for significant immediate repairs or if significant environmentally hazardous conditions exist, this valuation would be adversely impacted. The subject’s vacancy rate was elevated as of the inspection/valuation date.

RIVERSIDE PARK APARTMENTS	1

PROPERTY RIGHTS APPRAISED
This appraisal is for the fee simple ownership interest in the real property. It is noted that while the subject is operated as a rental apartment project with individual apartment leases encumbering each apartment, these leases have remaining terms of 1 year or less and are at or close to the estimated market rent levels for these units. Since no significant leasehold interest exists at the subject, the value of the leased fee is considered to be equivalent to the fee simple value.
PURPOSE, INTENDED USE AND DATE OF APPRAISAL
The purpose of this appraisal is to provide an opinion of the subject’s market value of the real property in its “As Is” condition assuming assumes habitable condition prior to renovation with stabilized operations as of the effective date of value, May 25, 2006. It is understood that the intended use of this appraisal is for Freddie Mac mortgage underwriting by Reilly Mortgage Group, Inc., the intended user. Other uses of this appraisal are not intended.
DEFINITION OF MARKET VALUE
The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
a)	a buyer and seller are typically motivated;

b)	both parties are well informed or well advised, and acting in what they consider their best interests;

c)	a reasonable time is allowed for exposure in the open market;

d)	payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and

e)	the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.
Source: Federal Register, vol. 55, no. 163, August 22, 1990, pages 34228 and 34229.

RIVERSIDE PARK APARTMENTS	2

LOCATION MAP: Riverside Park

Leesburg
Byp
15
MONTGOMERY
Cloverly
Fairland
HOWARD
Maryland City
Pasadena
100
Lake Shore
Rockville
28
MARYLAND
ANNE ARUNDEL
Odenton
32
97
Severna Park
Aspen Hill
Colesville
White Oak
197
Ashburn
270
185
Wheaton
Cape St. Claire
267
Sterling
190
Potomac
Hillandale
Crofton
Arnold
846
Great Falls
Silver Spring
Adelphi
Greenbelt
LOUDOUN
Bethesda
3
193
College Park
Chillum
Parole
Herndon
Reston
7
495
Lanham
Bowie
301
Annapolis
15
Riverdale
50
McLean
123
CITY OF WASHINGTON
Riva
7100
674
Bladensburg
Mitchellville
Londontown
Washington, D.C.
1
Tysons Corner
295
704
Palmer Park
Falls Church
Arlington
214
Chantilly
Oakton
66
ARLINGTON
DISTRICT OF COLUMBIA
Seat Pleasant
Seven Corners
Patuxent
Sudley Springs
VIRGINIA
Centreville
395
Suitland
Shady Side
Fairfax
236
Upper Marlboro
Forestville
ALEXANDRIA
Annandale
SUBJECT: Riverside Park
Chesapeake Bay
Lincolnia
4
28
66
Huntington
Alexandria
29
5
2
West Gate Of Lomond
Burke
Manassas Park
Springfield
Groveton
Deale Beach
MANASSAS
Clinton
210
123
FAIRFAX
Fort Washington
Hybla Valley
Newington
Friendly Farms
Brandywine
Chesapeake Beach
Lorton
PRINCE WILLIAM
95
Accokeek
Woodbridge
FAUQUIER
228
CALVERT
234
Dale City
301
Waldorf
Pomonkey
White Plains
St. Charles
Dumfries
5
Bryantown
Prince Frederick
Triangle
STAFFORD
CHARLES
Copyright © 2004 Microsoft Corp. and/or its suppliers. All rights reserved.

SCOPE OF THE APPRAISAL
This appraisal included an interior and exterior inspection of the subject by Robert D. Wright, MAI on May 25, 2005. A total of 25 units were inspected by the appraiser. The appraiser inspected 40 units during a previous inspection in May 2005. Research included field inspection of comparable properties and interviews of rental agents, owners, managers, real estate agents and appraisers. Information was also obtained from sales data services, assessment office records and the appraiser’s personal data files.
The Income Approach and Market Approach have been applied with supporting data. The Cost Approach is not applied since investors and lenders do not typically rely upon this approach for valuation of an older vintage rental project like the subject. The omission of the Cost Approach from this valuation is not considered to weaken the reliability of this appraisal. An Insurable Value has been included in the addenda per the client’s request.
REGIONAL DATA
The subject is located in Fairfax County, VA and has an Alexandria mailing address. This area is part of the Washington, DC metropolitan region which includes areas of Maryland, West Virginia and Northern Virginia comprising about 5,600 square miles. The U.S. Office of Management and Budget defines the Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area (MSA) as including: the District of Columbia; the Maryland counties of Calvert, Charles, Frederick, Montgomery and Prince George’s; the Virginia counties of Arlington, Clarke, Fairfax, Fauquier, Loudoun, Prince William, Spotsylvania, Stafford and Warren; the West Virginia county of Jefferson; and the Virginia cities of Alexandria, Fairfax City, Falls Church, Fredericksburg, Manassas and Manassas Park. Although separately governed, these cities and counties share common historical, geographic and socioeconomic trends. This region represents the southern end of the densely populated Northeast Corridor, which runs from Washington north to Boston and includes metropolitan Baltimore, Philadelphia, and New York.
The Washington, DC MSA is at the hub of a well-developed highway network that allows access to the major urban centers of the northeast corridor. I-95, a major north-south route, connects with the Washington Beltway, I-495, which encircles the city. Paralleling I-95 northeast of the city is the Baltimore-Washington Parkway. I-95 and the parkway connect the two cities of Baltimore and Washington. I-95 then continues north to Philadelphia, New Jersey and New York. I-95 south of Washington connects with Richmond. Route 50 intersects with New York Avenue and the Beltway and continues east to Annapolis. I-270 northwest of Washington connects with the Beltway in Montgomery County. It connects the city with I-70 in Frederick, Maryland. I-70 continues west to the Pennsylvania Turnpike.
Besides a well-developed highway network, the region is served by an integrated public transportation system administered by the Washington Metropolitan Transit Authority. The centerpiece of the “Metro” system is a modern rapid rail transit network with lines emanating from downtown Washington into the suburbs. Bus routes provide transportation between rail lines and into other parts of the region. Union Station in Washington is a major terminal for inter-city and commuter rail transportation supplied by Amtrak, Maryland Area Rail Company (MARC) and Virginia Rail. Reagan National Airport, Dulles International and Baltimore-Washington International airports all provide air service to the Washington region.

RIVERSIDE PARK APARTMENTS	4

Population
The Washington, DC regional population has grown 27.8% or an average rate of 1.6% per year since 1990. Census data collected in 2000 indicated that population growth in the region has been significantly greater than previously estimated. There are currently about 5.3 million people in the greater Washington, DC area. Following is a summary of population growth within the region:
Washington, DC MSA Population
1980-2011
The District of Columbia is the largest and most densely populated city in the Washington region claiming 11% of the total regional population in 2005. This is down from 15% in 1990. This region has experienced significant expansion into emerging suburban communities such as Prince William and southeastern Loudoun Counties in Virginia and portions of Frederick, Howard, Anne Arundel and Charles Counties in Maryland. This pattern is similar to other older regions of the north and northeast where loss of population in urban areas and an increase in suburban population have occurred. The following table shows the average annual percentage change in population for each of the component areas of the Washington, DC MSA since 1990.

RIVERSIDE PARK APARTMENTS	5

Washington, DC MSA Population 1990-2006

				%/yr.	Density/
County/City	1990	2000	2006	90-06	Square Mile
District of Columbia	606,900	572,059	546,363	-0.7%	8,957
Calvert County, MD	51,372	74,563	90,418	3.6%	421
Charles County, MD	101,154	120,546	141,109	2.1%	307
Frederick County, MD	150,208	195,277	224,502	2.5%	339
Montgomery County, MD	762,394	873,341	935,134	1.3%	1,890
Prince George’s County, MD	723,901	801,515	855,332	1.0%	1,760
Alexandria City, VA	111,526	128,283	132,028	1.1%	8,802
Arlington County, VA	170,997	189,453	189,755	0.7%	7,298
Clarke County, VA	12,101	12,652	14,199	1.0%	81
Fairfax City, VA	20,065	21,498	23,098	0.9%	3,850
Fairfax County, VA	817,677	969,749	1,017,547	1.4%	2,570
Falls Church City, VA	9,192	10,377	11,222	1.3%	5,611
Fauquier County, VA	48,646	55,139	64,927	1.8%	100
Fredericksburg City, VA	19,023	19,279	21,288	0.7%	1,935
Loudoun County, VA	86,575	169,599	265,149	7.2%	511
Manassas City, VA	27,754	35,135	38,066	2.0%	3,807
Manassas Park City, VA	7,483	10,290	12,571	3.3%	6,286
Prince William County, VA	215,140	280,813	360,616	3.3%	1,067
Spotsylvania County, VA	57,407	90,395	119,084	4.7%	297
Stafford County, VA	61,331	92,446	122,436	4.4%	454
Warren County, VA	26,142	31,584	35,038	1.8%	164
Jefferson County, WV	35,926	42,190	49,562	2.0%	236

Totals	4,122,914	4,796,183	5,269,444	1.5%	937

Source: U.S. Census Bureau and Claritas Inc.
The Washington, DC regional population is expected to grow 7.9% to 5,685,999 by 2011 according to Claritas projections.

RIVERSIDE PARK APARTMENTS	6

Housing Units
The total number of housing units in the region, like the population, has steadily increased during the past two decades. The total number of housing units increased 27.2% or 1.5% per year between 1990 and 2006 from 1,633,371 to 2,077,935. The following chart summarizes housing growth in the region since 1980 and includes a 2011 projection.
Washington, DC MSA Housing Units
1980-2011
Sources: U.S. Census Bureau and Claritas Inc.
Housing growth within the region follows population growth trends with both the total number of housing units and population increasing at an average rate of approximately 1.5% per year since 1990. The District of Columbia population decreased at an average annual rate of 0.7% while the total number of housing units decreased at an average annual rate of 0.2%. Between 2000 and 2006, the District of Columbia population decreased 4.5% while housing units decreased 2.1%. Counties and select Virginia cities in this region reported population growth ranging from 0.7% to 7.2% per year and housing unit increases of 0.4% to 6.8% per year since 1990. Loudoun County, Virginia is at the upper end of these ranges. The close-in counties bordering Washington, DC exhibited smaller growth rates in population and housing due to their built-up conditions. The following table shows the average annual percentage change in the number of housing units for each of the component areas of the Washington, DC MSA since 1990.

RIVERSIDE PARK APARTMENTS	7

Washington, DC MSA Housing Units 1990-2006

				%/yr.
County/City	1990	2000	2006	1990-2006
District of Columbia	278,489	274,845	269,149	-0.2%
Calvert County, MD	18,974	27,576	33,079	3.5%
Charles County, MD	34,487	43,903	51,884	2.6%
Frederick County, MD	54,872	73,017	83,980	2.7%
Montgomery County, MD	297,939	334,632	359,416	1.2%
Prince George’s County, MD	267,874	302,378	320,639	1.1%
Alexandria City, VA	58,347	64,251	68,253	1.0%
Arlington County, VA	84,904	90,426	91,098	0.4%
Clarke County, VA	4,531	5,388	6,107	1.9%
Fairfax City, VA	7,850	8,204	8,825	0.7%
Fairfax County, VA	307,682	359,411	385,494	1.4%
Falls Church City, VA	4,493	4,725	4,949	0.6%
Fauquier County, VA	17,682	21,046	24,923	2.2%
Fredericksburg City, VA	8,061	8,888	9,740	1.2%
Loudoun County, VA	33,066	62,160	95,386	6.8%
Manassas City, VA	10,160	12,114	12,906	1.5%
Manassas Park City, VA	2,485	3,365	4,150	3.3%
Prince William County, VA	74,598	98,052	127,063	3.4%
Spotsylvania County, VA	20,485	33,329	43,773	4.9%
Stafford County, VA	20,563	31,405	41,549	4.6%
Warren County, VA	11,223	13,299	14,700	1.8%
Jefferson County, WV	14,606	17,623	20,872	2.3%

Totals	1,633,371	1,890,037	2,077,935	1.6%

U.S. Census Bureau and Claritas Inc.
The housing market in the greater Washington, DC region has been strong with increases to supply and rising property values.

RIVERSIDE PARK APARTMENTS	8

Households
The total number of households in the region increased 26.5% or 1.5% per year between 1990 and 2006 from 1,566,134 to 1,980,700. The average household size decreased slightly from 2.7 to 2.61 during the same period. The following chart summarizes changes in the regional households. The total number of regional households is expected to increase 7.9% or 1.5% per year between 2006 and 2011.
Washington, DC MSA Households
1980-2011
Source: U.S. Census Bureau and Claritas Inc.
Income
The median household income in the Washington, DC MSA increased 60.9% or 3.0% per year between 1989 and 2006 from $45,877 to $73,796. The following chart summarizes income growth in the region. The median household income for the region is projected to increase 11.1% or 2.1% per year from $73,796 in 2006 to $81,996 in 2011.
Washington, DC MSA
Median Household Income
1979-2011
Source: U.S. Census Bureau and Claritas Inc.

RIVERSIDE PARK APARTMENTS	9

Economy and Employment
A strong regional economy continues to fuel growth in the Washington, DC MSA. The number of regional workers has grown significantly over the past year. The labor force for the Washington region increased 2.7% from 2,847,750 in April 2005 to 2,924,171 in April 2006. The following chart summarizes labor force data since 1996.
Washington, DC MSA Labor Force
1996-2005
Source: U.S. Department of Labor, Bureau of Labor Statistics
The unemployment rate for the region was 2.9% in April 2006 which is down from 3.3% in April 2005 according to figures obtained from the U.S. Department of Labor. The Washington region typically has a much lower unemployment rate than Washington, DC itself. The following chart shows the region’s average annual unemployment rate since 1996.
Washington, DC MSA
Unemployment Rate
1996-2005
Source: U.S. Department of Labor, Bureau of Labor Statistics

RIVERSIDE PARK APARTMENTS	10

Continued growth in regional population and housing is anticipated due to the stability of the economic base of this region. The net increase in at-place regional jobs was 76,300 or 2.7% between March 2005 and March 2006. Jobs in the service industries comprise the bulk of employment within this region with government-related employment continuing as a staple of area employment.
Washington, DC MSA Employment By Industry

Industry	March 2005	March 2006	Change	% of Total
Construction & Mining	177,600	186,300	8,700	6.3%
Manufacturing	65,300	64,700	-600	2.2%
Trade, Transportation & Utilities	400,100	408,300	8,200	13.8%
Information	100,300	99,500	-800	3.4%
Financial Activities	158,600	161,800	3,200	5.5%
Professional & Business Services	631,400	660,200	28,800	22.3%
Educational & Health Services	311,400	319,800	8,400	10.8%
Leisure & Hospitality	238,900	248,800	9,900	8.4%
Other Services	165,600	168,400	2,800	5.7%
Government	629,900	637,600	7,700	21.6%

Total Non-farm	2,879,100	2,955,400	76,300	100.0%

Source: U.S. Department of Labor, Bureau of Labor Statistics
Government-related employment is a large sector in the number of industry workers. The government and related bureaucracy are also the engines that power the other industries, especially the service-related industries. Service related industries account for nearly half of all employed individuals. This region is noted for its relative lack of industrial and warehouse facilities as compared to other large metropolitan areas.
Suburban economic centers developed around the central core of Washington in the 1980’s. Emerging economic centers in the Virginia suburbs include Ballston-Rosslyn in Arlington and Tysons Corner in Fairfax County. Rockville-Gaithersburg in Montgomery County and Greenbelt-Laurel in Prince George’s County are examples of regional growth centers in the Maryland suburbs. The continued linkage of the Baltimore-Washington Corridor as a primary population area should have a significant impact on the economy of the Washington area in the future.
The Washington metropolitan area is a strategic location given its status as the seat of the federal government and the massive federal bureaucracy. Movement and growth of the government affects employment of government workers and workers in other industries, particularly the service industries. The economic downturn of the early 1990’s had a short-term negative effect on the Washington area economy. Employment loss abated and many new economic developments have since been completed. The population of the region and its housing growth has continued, especially in the far-reaching Maryland and Virginia suburbs, although Washington, DC itself experienced population loss. Long-term economic prospects are still considered good.

RIVERSIDE PARK APARTMENTS	11

FAIRFAX COUNTY DATA
A well-developed highway network permitting access to the major urban centers of the northeast corridor serves Fairfax County and the surrounding area. Interstate 66 crosses in an east-to-west direction connecting west into Manassas and Prince William County and to the east into the Washington Capital Beltway and into Downtown Washington, DC. Route 267 (Dulles Toll Road) provides access east to the Capital Beltway and west into Loudoun County and the Dulles International Airport. The Capital Beltway connects Washington with the Baltimore area to the north and Richmond to the south. Air travel is convenient as well. Dulles International Airport connects Fairfax County with major cities worldwide.
Despite the fact that there are more than 50 square miles of parkland, much of Fairfax County has been developed for residential and commercial purposes. High-density development in Fairfax County has been focused around the areas closest to Arlington County, Alexandria and Washington, DC. There has also been significant residential development along the Route 66/Route 50 Corridor as far west as Centreville. Fairfax County has a large and diversified industry base. The county is home to six Fortune 500 company headquarters: Capital One Financial, Gannett Corporation, General Dynamics, Nextel, NVR and Sallie Mae. Along with its strength in government and defense technology, the county has a large and growing number of commercial IT, financial, software, communications and technology management service providers. In addition to being a major employment center, Fairfax County is also home to a number of educational institutions including George Mason University, University of Virginia and Virginia Tech.
Population
The following population statistics demonstrate the changes that have taken place in Fairfax County and adjacent Arlington County and Alexandria City since 1980, and include a 2011 projection.
Fairfax, Arlington, and Alexandria
Population 1980-2011
Sources: U.S. Census Bureau & Claritas, Inc.
Population growth in Fairfax County has out-paced that of Arlington and Alexandria. This is due to the availability of vacant land in outlying areas of western and northern Fairfax County.

RIVERSIDE PARK APARTMENTS	12

Housing Units
The following housing unit statistics compare the changes that have taken place in Fairfax County, Arlington and Alexandria, including a 2011 projection. The total number of housing units in Fairfax County increased 25.3% or an average of 1.4% per year between 1990 and 2006.
Fairfax, Arlington, and Alexandria
Housing Units 1980-2011
Sources: U.S. Census Bureau & Claritas, Inc.
A total of 20,365 multifamily building permits were issued in Fairfax County between 1998 and 2005 for an average of 2,546 per year during that period. Arlington County and the City of Alexandria have seen less multifamily development than Fairfax County because of their more built-up conditions. The following table shows the number of multifamily building permits issued in Fairfax County, Arlington County and the City of Alexandria between 1998 and 2005.
Multifamily Building Permits 1998-2005

Area	1998	1999	2000	2001	2002	2003	2004	2005
Fairfax	2,708	3,272	1,998	2,623	2,991	880	3,816	2,077
Arlington	342	827	730	749	0	0	0	1,097
Alexandria	584	414	714	928	864	52	672	820
Source: U.S. Census Bureau

RIVERSIDE PARK APARTMENTS	13

Households
The total number of households in Fairfax County increased 26.8% or an average of 1.5% per year between 1990 and 2006. The following chart summarizes household data for Fairfax, Arlington and Alexandria, and includes a 2011 projection.
Fairfax, Arlington, and Alexandria
Households 1980-2011
Sources: U.S. Census Bureau & Claritas, Inc.
Income
Fairfax County, Arlington County and Alexandria are home to many professionals and upper income wage earners as reflected by 2006 median household income estimates. Following is a summary of median household income levels for the local areas, including a 2011 projection.
Fairfax, Arlington, and Alexandria
Median Household Income 1979-2011
Sources: U.S Census Bureau & Claritas, Inc.

RIVERSIDE PARK APARTMENTS	14

Economy and Employment
Between 1996 and 2005, the Fairfax County labor force grew at a rate of 3.3% per year, Arlington County at 1.6% per year, and the City of Alexandria at a rate of 1.6% per year. The Fairfax County labor force totaled 596,891 in March 2006, up 3.5% from the March 2005 total of 576,871.
Fairfax, Arlington, and Alexandria
Labor Force 1996-2005
Source: U.S. Department of Labor, Bureau of Labor Statistics
Employment among Fairfax County residents increased 3.8% between March 2005 and March 2006 from 562,225 to 583,595. Employment among both Alexandria and Arlington residents increased 3.8% during the same period. Fairfax County has seen generally steady employment levels over the past five years. The following chart summarizes employment growth in Fairfax County, Arlington County and Alexandria.
Fairfax, Arlington, and Alexandria
Employment 1996-2005
Source: U.S. Department of Labor, Bureau of Labor Statistics

RIVERSIDE PARK APARTMENTS	15

Unemployment rates are derived from a U.S. Department of Labor household survey which measures the number of individuals receiving unemployment benefits that are actively seeking employment. The unemployment rate for Fairfax County decreased from 2.5% in March 2005 to 2.2% in March 2006. Similarly, the Arlington County unemployment rate decreased from 2.5% to 2.1% and the Alexandria City unemployment rate decreased from 2.9% to 2.4% during the same period.
Fairfax, Arlington, and Alexandria
Unemployment Rates 1996-2005
Source: U.S. Department of Labor, Bureau of Labor Statistics
The low unemployment rate in the County of Fairfax is attributed to the large concentration of employment opportunities within the county and in the surrounding areas. Dulles International Airport, various business and industrial parks scattered throughout the county and the large number of potential employers in McLean, Tysons Corner, Fair Lakes, Vienna, Fairfax and other sites throughout the county provide ample employment opportunities for tenants of the subject property. Fairfax County is home to over 29,000 businesses and over 580,000 employed residents. As noted earlier, Fairfax County also has a large number of technology-based companies. International businesses also have a strong presence in the county. The area has strong ties to the federal government and government-related employment which will provide a strong employment based into the future.

RIVERSIDE PARK APARTMENTS	16

Following is a list of the top private sector employers in Fairfax County.

Employer	Industry	Employees
Inova Health System	Health Care	10,000 +
Northrop Grumman IT	Professional, Scientific, Technical Services	5,000-9,999
Booz Allen Hamilton	Professional, Scientific, Technical Services	5,000-9,999
SAIC	Professional, Scientific, Technical Services	5,000-9,999
Freddie Mac	Finance and Insurance	3,000-4,999
Computer Sciences Corp.	Professional, Scientific, Technical Services	3,000-4,999
Lockheed Martin	Professional, Scientific, Technical Services	3,000-4,999
Sprint Nextel	Information, Telecommunications	3,000-4,999
General Dynamics	Professional, Scientific, Technical, Manufacturing	2,000 – 2,999
Raytheon	Professional, Scientific, Technical Services	2,000 – 2,999
ExxonMobil	Wholesale Trade (Petroleum Products)	2,000 – 2,999
Navy Federal Credit Union	Finance and Insurance	2,000 – 2,999
IBM	Professional, Scientific, Technical, Computers	2,000 – 2,999
Accenture	Professional, Scientific, Technical Services	2,000 – 2,999
BAE Systems	Professional, Scientific, Technical, Transportation	2,000 – 2,999
Gannett Co.	Information, Newspapers	2,000 – 2,999
Verizon	Professional, Scientific, Technical, Telecom	2,000 – 2,999
The MITRE Corporation	Professional, Scientific, Technical Services	2,000 – 2,999
Source: Fairfax County Economic Development Authority, May 2006
Many technology and telecommunications companies have located in Northern Virginia, especially Tysons Corner/Dulles/and farther westward along Route 7 on the way to Leesburg. This Internet hub has resulted in a large number of skilled workers attracted into the area which has ramped up housing demand and rent levels. The decline in the technology center in the early 1990’s resulted in numerous layoffs at local companies in Western Fairfax and Eastern Loudoun Counties. Since then, a recovery has occurred as other firms have established themselves in these areas.
Fairfax County as a whole included 229,524,736 SF of non-residential space in 2004 consisting of 41,150,059 SF of industrial space, 103,520,646 SF of office space, 33,857,377 SF of retail space and 37,698,795 SF of institutional space. Employment in Fairfax County is dominated by the service sector which employs nearly 45% of the entire workforce. Federal, state and local governments account for 12% of Fairfax County’s workforce.
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The following is a summary of the county’s major industries.
FAIRFAX COUNTY EMPLOYMENT BY INDUSTRY

Rank	Industry	% of Employment
1.	Professional, Scientific and Technical Services	21%
2.	Retail	10%
3.	Health and Social Services	8%
4.	Accommodation and Food Services	7%
5.	Education	7%
6.	Information/Telecommunications	7%
7.	Management and Administrative Services	7%
8.	Construction	6%
9.	Finance and Insurance	4%
10.	Public Administration	4%
11.	Other	18%
	TOTAL	100%
Source: Virginia Employment Commission (VEC), 2004
The general outlook for Fairfax County is for overall stability due to the county’s diversified economy. In summary, Fairfax County’s location in the Washington metropolitan region has made the county a highly desirable business and residential location. Fairfax County has maintained high-quality residential neighborhoods while supporting well-managed growth. This moderate growth is expected to continue.
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NEIGHBORHOOD MAP: Riverside Park

Arlington Terrace
Huntington Park
Alexandria
Green St
Church St
177A
495
177B
Farrington Ave
Foley St
SUBJECT: Riverside Park
Cameron Run Terrace
Hunting Creek Rd
Richmond Hwy
S. Alfred St
Cameron Run
Blaine Dr
Emer Dr
Mt Vernon Dr
Huntington Ave
Berkshire Ct
Huntington
1
Old Richmond Hwy
Richmond Hwy
Mt Eagle Dr
Fort Hunt Rd
George Washington Memorial Pky
Duffield Ln
Belfield Rd
Woodmont Rd
629
Grove Dr
Potomac
Copyright © 2004 Microsoft Corp. and/or its suppliers. All rights reserved.

NEIGHBORHOOD DESCRIPTION
The subject is located east of Richmond Highway (Route 1) and north of Huntington Avenue in an unincorporated area of Fairfax County just south of the City of Alexandria. Cameron Run, a tidal creek, separates the subject’s location in Fairfax County from the City of Alexandria. Interchange 1 of the Capital Beltway, also known as Interstate 95, is within one half mile of the subject. The subject has excellent access to Alexandria, the Pentagon, downtown Washington, DC and the surrounding suburbs. Uses in the subject’s immediate neighborhood include Huntington Gateway (Rental #1) to the south, a high-rise condominium project to the southwest, commercial buildings to the east, a car dealership adjacent to the east, single-family detached dwellings adjacent to the west, and townhouses to the southwest and southeast. The subject consists of one large site bounded by Cameron Run Terrace and Old Richmond Highway to the east, Cameron Run to the north, single family homes to the west, and Huntington Avenue to the south. Huntington Avenue connects with Richmond Highway to the east and with Telegraph Road (Route 611) to the west. Huntington Park is located west of the subject along the banks of Cameron Run. The Huntington Metro Station is located about 1/2 mile west of the subject just south of Huntington Avenue with a parking area adjacent to the station.
The City of Alexandria is located one-half mile north of the subject. Significant development has occurred and is occurring along the Eisenhower Corridor just north of the subject in Alexandria including the Carlyle area less than one mile north of the subject. Major projects include the Patent and Trademark office development with 2.5 million square feet of office space and the proposed Hoffman Center with nearly 4 million square feet of office space planned. A new Woodrow Wilson Bridge crossing the Potomac River one mile east of the subject and connecting Alexandria with Prince George’s County is currently under construction. The completion of this bridge will allow for easier access to Maryland and the District of Columbia. Two of the former Hunting Towers buildings, (now known as Hunting Point on the Potomac — Rental #3), five Hunting Terrace Buildings and two nearby office buildings were demolished to allow for construction of the new bridge, which is planned for completion in 2007. The subject’s U.S. Route 1/Interstate 95/495 Interchange will see construction and improvements over the next few years as part of the construction of the new bridge. The new bridge and upgraded Capital Beltway are expected to have a positive effect on the subject’s area as access across the Potomac River into Maryland and the District is improved.
As noted previously, the subject property is located in an unincorporated area of Fairfax County and has an Alexandria mailing address. This is a suburban Washington, D.C. area with convenient access to major employment centers, schools, recreational facilities and community shopping centers. Nearby uses include elevator apartment and condominium projects, commercial shopping centers, single family detached dwellings, office buildings and the Belle Haven Country Club. The subject is within close proximity to Penn Daw Plaza, Builders Square Plaza and Beacon Mall all of which are located south of the subject within 1 to 2 miles. Old Town Alexandria with its attractive employment, entertainment, retail and recreational amenities and rich historic significance lies just one mile north of the subject.
RIVERSIDE PARK APARTMENTS

20

In conclusion, the subject possesses a desirable suburban Washington, D.C. location in the Mount Vernon Planning District of Fairfax County, Virginia. Proximity to the City of Alexandria and the Capital Beltway to the north accords the subject a convenient semi-urban appeal. The numerous employment opportunities in this area should attract potential tenants desiring to live in close proximity to their place of employment. The subject appeals to middle to upper middle income workers desiring rental housing with good accessibility to shopping, schools, employment centers and major roads. It is expected that the subject’s area will continue to generate adequate economic demand to support the subject as an elevator apartment rental project.
RENTAL MARKET ANALYSIS
The appraiser considered numerous market rate rental projects in the Washington, DC market. The subject’s rental market has been characterized by increasing rents and stable occupancy levels. The overall reported vacancy rate among the fourteen comparables surveyed and reporting vacancy data was 2.9%. The following table summarizes the rent comparables utilized in this appraisal.
Summary of Comparable Rentals

	Project Name	# Units	Yr Blt	# Vac	Vac Rate	Studio Rent	1BR Rent	2BR Rent	Utilities Included

1	Huntington Gateway	443	1990	7	1.6%	$1,145-$1,390	$1,140-$1,625	$1,540-$1,930	Cold water

2	Belle Haven Towers	569	1964-73	9	1.6%	$829-$950	$960-$1,157	$1,186-$1,415	Varies

3	Hunting Point on the Potomac	530	1948	60	11.3%	$869-$941	$1,054-$1,190	$1,400-$1,473	All

4	Carydale East	233	1965	5	2.1%	$760-$848	$928-$1,059	$1,238-$1,389	All

5	Meridian at Carlyle	403	2001	4	1.0%	$1,230-$1,630	$1,475-$1,865	$1,930-$2,430	None

6	The Reserve at Eisenhower	250	2001	5	2.0%	–	$1,450-$1,970	$1,785-$1,935	None

7	Meridian at Braddock Station	480	1991-2002	4	0.8%	$1,195	$1,285-$1,365	$1,675-$1,830	None

8	The Summit	142	1980	2	1.4%	–	$1,335-$1,454	$1,631-$1,795	All

9	3001 Park Center	326	1989	4	1.2%	–	$1,065-$1,585	$1,585-$2,130	None

10	London Park Towers	458	1963	15	3.3%	$896-$1,010	$1,056-$1,207	$1,465-$1,552	All

11	Southern Towers	2,293	1964	8	0.3%	$775-$860	$945-$1,020	$1,250-$1,395	All

12	Eos 21 Apartments	1,200	1963-67	98	8.2%	$930	$1,100-$1,150	$1,420-$1,465	Ht., ckg., electricity

13	Cascade at Landmark	227	1990	6	2.6%	–	$1,212-$1,650	$1,495-$1,766	None

14	Carlyle Mill	317	2002	4	1.3%	–	$1,585-$1,900	$1,830-$2,400	None

	Market Totals/Averages	7,871		231	2.9%	$760-$1,630	$928-$1,900	$1,186-$2,430

Subject: Riverside Park (5/06)		1,222	1968-70	252	20.6%	$780-$895 est.	$990 est.	$1,290 est.	None (RUBS)
An analysis was completed using data from Rentals #1, #2, #3, #4, #10 and #11 comparing the average rent levels in February 1996 for studio, 1BR and 2BR units to the average rent levels for the same unit sizes in May 2006. The average studio rents increased 60.5% or 4.6% per year from $557 to $894. The average 1BR rents increased 51.8% or 4.1% per year from $701 to $1,064. The increase in 2BR rents was 57.4% or 4.4% per year from $884 to $1,392. The vacancy level measured among the 4,526 units used in this analysis was unchanged at 2.3%.
RIVERSIDE PARK APARTMENTS

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Increased economic development and rising incomes fueled rapid rental increases in the Fairfax County rental market between 1998 and January 2001. Rents appear to have peaked in early 2001. According to the Fairfax County 2005 Rental Housing Complex Census Analysis, the annual average monthly rent in Fairfax County since 1990 was as follows:
Fairfax County Annual Rent Growth

Year	Avg Rent	% Change	Year		Avg Rent	% Change
1991	$747	1.8%	1998		$849	6.1%
1992	$739	-1.1%	2000	*	$989	16.5%
1993	$753	1.9%	2001		$1,129	14.2%
1994	$767	1.9%	2002		$1,157	2.5%
1995	$792	3.3%	2003		$1,168	1.0%
1996	$800	1.0%	2004		$1,157	-0.9%
1997	$809	4.3%	2005		$1,202	* *

*	2000 % Change Reflects Rent Growth for Two Years

**	Due to a change in methodology, the percent change from the prior year is not comparable.
Source: Fairfax County 2005 Rental Housing Complex Census Analysis
The following table displays average monthly rent by planning district. The average rent in the subject’s Mount Vernon Planning District is $1,006, the lowest average rent for any planning district.
Fairfax County Average Monthly Rent by Planning District

Planning District	2005
Annandale	$1,192
Baileys	$1,113
Bull Run	$1,197
Fairfax	$1,295
Jefferson	$1,156
Lincolnia	$1,141
Lower Potomac	$1,016
McLean	$1,445
Mount Vernon	$1,006
Pohick	$1,309
Rose Hill	$1,368
Springfield	$1,168
Upper Potomac	$1,296
Vienna	$1,276
Fairfax County Totals	$1,202
Source: Fairfax County 2005 Rental Housing Complex Census Analysis
The average rent for low-rise units was $1,183 compared to $1,218 for mid-rise units, $1,232 for high-rise units and $1,516 for townhouse units. Low-rise units include projects with apartment buildings 4 stories or less and may be garden or elevator projects.
RIVERSIDE PARK APARTMENTS

22

The following table summarizes 2005 vacancy rates for each Fairfax County Planning District. The subject’s Mount Vernon Planning District had a 6.5% vacancy rate in January 2005 as indicated below.
Fairfax County Vacancy Rates By Planning District

Planning District	Units Surveyed	Vacancy Rate
Annandale	3,873	4.5%
Baileys	5,522	4.7%
Bull Run	6,505	5.7%
Fairfax	6,877	10.1%
Jefferson	5,613	6.2%
Lincolnia	2,448	6.4%
Lower Potomac	1,474	6.2%
McLean	3,014	5.0%
Mount Vernon	9,910	6.5%
Pohick	954	2.0%
Rose Hill	2,612	4.0%
Springfield	1,730	3.3%
Upper Potomac	11,647	9.9%
Vienna	2,445	2.2%
Fairfax County Totals	64,624	6.8%
Source: Fairfax County 2005 Rental Housing Complex Census Analysis
According to the 2005 Fairfax County Rental Housing Complex Census Analysis, the Fairfax County vacancy rate was 6.8% in 2005 up slightly from 5.6% in 2004. The countywide vacancy rate was 2.5% in 2001, 1.6% in 2000, 5.5% in 1998, 5.0% in 1997 and 5.4% in 1996. The countywide vacancy rate fluctuated between 4.7% and 6.2% between 1992 and 1995.
An analysis of vacancy rate by unit type reveals that the average annual vacancy rate during 2005 for Efficiency, 1BR and 2BR units was 3.7%, 6.9% and 6.5%, respectively. Vacancy rates by type of structure are illustrated in the following table:
Fairfax County Vacancy Rates By Structure Type

Structure Type	Units	Vacancy Rate
Low-Rise	51,315	7.0%
Mid-Rise	5,084	5.3%
High-Rise	4,668	5.5%
Townhouse	3,557	6.4%
TOTAL	64,624	6.8%
Source: Fairfax County 2005 Rental Housing Complex Census Analysis
As indicated in the above table, 79.4% of rental units in Fairfax County are low-rise units while mid-rise units comprise 7.9%, high-rise units 7.2% and rental townhouse units 5.5% of the total.
RIVERSIDE PARK APARTMENTS

23

The Delta Associates Year First Quarter 2006 Class A Apartment Market Report reported a vacancy rate of 2.3% at stabilized Class A rental properties in Northern Virginia in March 2006. The combined Northern Virginia Class A and Class B vacancy rate at projects no longer in initial lease-up remained constant at 2.2% between March 2005 and March 2006. Delta indicated an increase of 5.1% in the average effective rent for all stabilized Class A and Class B properties in Northern Virginia between March 2005 and March 2006.
A total of 20,365 multifamily building permits were issued in Fairfax County between 1998 and 2005 for an average of 2,546 per year during that period. Arlington County and the City of Alexandria have seen less multifamily development than Fairfax County because of their more built-up conditions. The following table shows the number of multifamily building permits issued in Fairfax County, Arlington County and the City of Alexandria between 1998 and 2005.
Multifamily Building Permits 1998-2005

Area	1998	1999	2000	2001	2002	2003	2004	2005
Fairfax	2,708	3,272	1,998	2,623	2,991	880	3,816	2,077
Arlington	342	827	730	749	0	0	0	1,097
Alexandria	584	414	714	928	864	52	672	820
Source: U.S. Census Bureau
The following table summarizes the number of units by planning district in Fairfax County. The subject’s Mount Vernon Planning District has 15.3% of the County’s units. Previous reports did not include the publicly-owned complex units. The elimination of the 2,020 publicly-owned units included in the 2005 Report reveals a decrease of 330 units between January 2004 and January 2005.
Fairfax County Rental Units By Planning District, January 2005

Planning District	2005
Annandale	3,873
Baileys	5,522
Bull Run	6,505
Fairfax	6,877
Jefferson	5,613
Lincolnia	2,448
Lower Potomac	1,474
McLean	3,014
Mount Vernon	9,910
Pohick	954
Rose Hill	2,612
Springfield	1,730
Upper Potomac	11,647
Vienna	2,445
Fairfax County Totals	64,624
Source: Fairfax County 2005 Rental Housing Complex Census Analysis

RIVERSIDE PARK APARTMENTS	24

A number of apartment complexes are under construction or planned for construction in Fairfax County. The subject’s immediate sub-market has not seen significant recent additions to supply due to the essentially built-out nature of the area.
All of the projects in the pipeline are Class A luxury projects with much higher rents than the subject. None of these projects compete directly with the subject in its current condition. It is anticipated that all of the projects in the pipeline will be absorbed over time. New projects in the pipeline are not expected to have a detrimental long-term effect on the subject’s rental rates or occupancy levels.
The following summary of additions to multifamily supply in Fairfax County is based upon our research of the market over time, newspaper articles, conversations with local planners and developers, and the First Quarter 2006 Class A Apartment Market Report produced by Delta Associates.

RIVERSIDE PARK APARTMENTS	25

Northern Virginia Multifamily Pipeline

Project Name	Location	Status	Units in Pipeline
Under Construction/Lease-up
Camden Fairfax Corner	Fairfax	Lease-up	326
Meridian at Eisenhower	Alexandria	U/C	369
Camden Monument Place	Fairfax	U/C	350
Metropolitan Reston Apartments	Reston	U/C	288
Jefferson at Sullivan Place	Springfield	U/C	498
Camden Potomac Yard	Arlington	U/C	378
Airport Plaza Phase III	Crystal City	U/C	412
Liberty Center	Ballston	U/C	235
One Metropolitan Park — Phase I	Pentagon City	U/C	399
Rosslyn Towers	Rosslyn	U/C	224
Bailey’s	Shirlington	U/C	244
Quincy Plaza	VA Square	U/C	474
Carlyle — Phase I	Alexandria	U/C	224
Columbus Mews	Alexandria	U/C	75
Northampton Place — Phase II	Alexandria	U/C	275

Total Under Construction/Lease-up			4,771

Projects Planned w/in 3 Years
Skyline Area (Bailey’s)	Alex/Arl/Fairfax	Planned	385
Views of Clarendon	Clarendon	Planned	46
Two Metropolitan Park — Phase II-VIII	Pentagon City	Planned	300
North Tract Lofts	Crystal City	Planned	190
Rosslyn Ridge	Rosslyn	Planned	142

Total Planned w/in 3 Years			1,063

Three Year Pipeline Total			5,834

Longer Term Pipeline (3+ Years)
Carlyle — Phase II	Alexandria	Longer Term	175
Jefferson at Kings Crossing	Alexandria	Longer Term	543
TBA	Alexandria	Longer Term	200
Huntington Metro Station	Alexandria	Longer Term	180
TBA	Clarendon	Longer Term	265
Central Place	Rosslyn	Longer Term	350
Clarendon Center	Clarendon	Longer Term	279
Three Metropolitan Park	Pentagon City	Longer Term	410
Four Metropolitan Park	Pentagon City	Longer Term	348
Five Metropolitan Park	Pentagon City	Longer Term	386
Six Metropolitan Park	Pentagon City	Longer Term	520
Seven Metropolitan Park	Pentagon City	Longer Term	395
Eight Metropolitan Park	Pentagon City	Longer Term	455
Dulles Station — Building H and J	Reston	Longer Term	368
Munson Hill Towers Redevelopment	Falls Church	Longer Term	200
TBA	Fairfax	Longer Term	500
Merrifield Town Center	Merrifield	Longer Term	925
Arrowbrook Centre	Centerville	Longer Term	800

Total Longer Term (3+ Years)			7,299

Total Pipeline			13,133

RIVERSIDE PARK APARTMENTS	26

Absorption rates of recently built apartment projects in Fairfax County, Arlington County and Alexandria were researched as indicators of demand for newly built apartments. The chart below is a summary of the absorption history at a number of rental apartment projects in Fairfax County that have been developed over the past several years.
Northern Virginia Absorption

Project	Location	Total Units	Year Built	Monthly Absorption Rate
The Clarendon (High-Rise)	Arlington	160	2005	12
Camden Fairfax Corner*	Fairfax	488	2005	22
Lofts 590	Arlington	202	2005	14
The Metropolitan at Pentagon Row	Arlington	326	2004	22
The Clarendon (Midrise)	Arlington	132	2004	12
Metropolitan at Fairfax	Herndon	223	2004	25
Metropolitan at Arlington	Arlington	183	2003	14
Gallery at Rosslyn	Rosslyn	276	2003	18
The Reserve at Clarendon Centre	Clarendon	252	2003	23
Van Metre Woodland Park — Phase II	Herndon	252	2003	25
Meridian at Braddock Station II	Alexandria	297	2002	21
Reserve at Eisenhower	Alexandria	226	2002	10
Metropolitan at Alexandria	Alexandria	404	2002	11
Archstone Van Dorn	Alexandria	296	2002	24
Jefferson at Carlyle Mill	Alexandria	315	2002	18
Warwick House Phase II	Crystal City	212	2002	12
Meridian at Courthouse Commons III	Courthouse	292	2002	23
Gallery at Virginia Square	Virginia Square	230	2002	21
Residences at Market Common	Clarendon	300	2002	23
Metropolitan at Pentagon City I	Pentagon City	325	2002	21
The Atherton	Ballston	123	2002	15
Avalon at Arlington Square II	Arlington	309	2002	13
Reserve at Potomac Yard	Alexandria	588	2001	40
Esplanade at Park Center	Alexandria	392	2001	30
Meridian at Carlyle	Alexandria	403	2001	37
Pentagon Row	Pentagon City	504	2001	24
Ballston Place	Ballston	383	2001	33
Avalon at Arlington Square I	Arna Valley	510	2001	40
Millbrook at Mark Center Phase I	Alexandria	272	2000	13
2201 Wilson Boulevard	Courthouse	219	2000	37
Average Absorption Rate				22

*	In lease-up phase

RIVERSIDE PARK APARTMENTS	27

THE SUBJECT PROPERTY
Property Identification
Riverside Park Apartments
2000 Huntington Avenue, Alexandria (outside)
Fairfax County, VA 22303
Tax Account Number
0833 01 0101
Census Tract
4204.00
Property History
The subject is currently in title to AIMCO Riverside Park LLC. No sale of the subject has occurred within the last five years according to tax data obtained from Win2Data for Fairfax County, VA. Fairfax County tax assessment data indicates a transfer of the subject in June 2000 for $0 in consideration. This transfer may have involved an ownership name change or some other non arms-length transaction. The last arms length sale of the subject appears to have occurred in July 1986 when the subject reportedly sold for $59,125,000. According to the subject’s management, the property is not currently under an agreement of sale nor is the subject listed for sale.
Assessment and Real Estate Tax Data
Real estate taxes are based upon the Fairfax County Assessor’s estimate of market value (703-222-8234). Properties are reassessed annually with the assessed values set at 100% of fair market value. Assessments are established on a calendar year basis. Tax rates are set between April and June of each year and are applied to the assessment which is in effect on the preceding January 1. The subject’s 2006 assessment will be utilized by Fairfax County to calculate the subject’s tax liability for the current calendar year. The current assessment, rates and taxes are reported below. The following Map Reference Number identifies the subject’s parcel: 0833-01-0101. The 2006 county tax rate is $0.89 per $100 of assessed value. In addition, the subject’s rate includes $.001 per $100 of assessed value as a Gypsy Moth Control tax. The overall tax rate for the subject is $0.90.
Real estate tax assessments have been increasing for the subject between 2003 and 2006 and have also been rising since 2000. Over the 2003 through 2006 period, the tax rate has declined from $1.161 in 2003 to $1.131 in 2004 to $1.001 in 2005 to $0.90 in 2006. Thus, as assessments have been increasing for the majority of properties, the tax rate for Fairfax County has been adjusted downward to lessen the impact of these higher assessments. The subject’s real estate tax expense actually decreased in 2005 and 2006.

RIVERSIDE PARK APARTMENTS	28

The subject’s parcel is currently assessed at $90,090,900 or $73,724 per unit. Since the assessed value differs from the value appraised herein, a check of the reasonableness of the subject’s assessment has been made. The following apartment projects from the subject’s sub-market were researched for tax assessment information. These comparables represent a wide array of assessments that bracket the subject’s current assessment and proposed assessment.
Real Estate Tax Assessment Comparables

				Assessment
#	Project Name	Year Built	# Units	Per Unit
1	Munson Hill	1963	279	$65,442
2	Fairfax Towers	1977	415	$97,045
3	Belle Haven Towers	1964/73	569	$85,275
4	Ravenwood Towers	1962	310	$98,247
Subject	Riverside Park (2006)	1968-70	1222	$73,724

Subject	Riverside Park (estimated)	1968-70	1222	$92,155

The appraiser also researched recent Fairfax County sales to determine the increase in assessment subsequent to sale. Ravenwood Towers which sold in August 2004 for $32,670,000 saw its assessment increase by 24% to $28,282,660 in 2005. Skyline Towers, which sold for a recorded price of $165,500,000 in December 2005, saw its assessment increase 30.6% to $74,260,000 for 2006. The subject’s assessment for purposes of this appraisal is estimated at 25% above the current assessment rounded to $112,614,000 or $92,155 per unit since an appraisal assumes a sale of the subject property. If the subject were sold at the value appraised herein, it is likely that in the tax year following the sale (2007) the assessment would be adjusted to a level more closely reflecting the recorded sales price.
The following table summarizes the subject’s current, historical and projected real estate tax assessments and expenses.

Real Estate Tax Calculations	2003	2004	2005	2006	2007 (Projected)
Land Assessment	$28,106,000	$34,216,000	$36,660,000	$73,320,000
Improvement Assessment	$42,067,215	$47,125,455	$49,390,800	$16,770,900

Total Assessment	$70,173,215	$81,341,455	$86,050,800	$90,090,900	$112,614,000
Indicated Assessment Increase	—	15.9%	5.8%	4.7%	25.0%

Current Real Estate Tax Rate	1.161	1.131	1.001	0.900	0.900

Indicated Real Estate Tax Expense	$814,711	$919,972	$861,369	$810,818	$1,013,526
Rounded	$814,700	$920,000	$861,400	$810,800	$1,013,500
Real Estate Tax Expense/Unit	$667	$753	$705	$664	$829

Indicated Increase	—	12.9%	-6.4%	-5.9%	25.0%

RIVERSIDE PARK APARTMENTS	29

The subject’s 2006 assessment of $90,090,900 will be in effect through December 31, 2006 or for approximately six months of the 12-month projection period. The subject’s assessment is projected by the appraiser to increase to $112,614,000 for the January 1, 2007-December 31, 2007 period which includes the remaining six months of the subject’s 12-month projection period assuming a sale of the subject. In estimating the subject’s real estate tax expense for the 12-month projection period, a blended assessment including the current assessment for the first six months and the projected 2007 assessment for the final six months has been utilized. The following table displays the subject’s projected real estate tax expense assuming stable tax rates.

Annual Real Estate Tax Expense 2006	$810,800
Monthly Real Estate Tax Expense 2006	$67,567
Number of Months in Projection	6

First Portion of Real Estate Tax Projection		$405,402
Annual Real Estate Tax Expense 2007	$1,013,500
Projected Monthly Real Estate Tax in 2007	$84,458
Number of Months in Projection	6

Second Portion of Real Estate Tax Projection		$506,748
Weighted Average Real Estate Tax Expense		$912,150
	Rounded	$912,200
If the subject’s assessment were increased 25% to $112,614,000 in 2007, a rent increase of about $14 per month would be required to offset the increased real estate tax expense.
Site Data
The subject consists of one parcel located south of Cameron Run (a tidal creek), west of Route 1 and north of Huntington Avenue. The subject site is irregularly shaped and contains 28.1713 acres. Site topography is primarily level but gently slopes to the north. Access is direct to the site from the east side of Old Richmond Highway and the north side of Huntington Avenue, both of which are easily accessible from Route 1 and Richmond Highway.
The subject has a total of 1,804 open on-site parking spaces according to a count provided by the subject’s community manager. The parking space total includes about 28 handicapped spaces and 40 motorcycle spaces. The subject’s parking areas are scattered throughout the site in and around the subject’s three 15-story towers. The subject’s parking ratio of 1.5 spaces per unit is considered adequate for this market. Ingress and egress from two driveway entrances is considered safe and adequate.
In addition to the subject’s apartment buildings, the subject site is improved with concrete sidewalks and walkways leading to the building entrances. The subject’s driveways and parking areas are asphalt and are in average overall condition. Exterior lighting for the parking areas is considered adequate. Each of the subject’s three buildings has its own swimming pool. A fitness center is located in Building II and an aerobics room is located in Building III. Additionally, tennis courts, a volleyball/basketball court and a picnic area are on the subject site. The subject has three commercial tenants, one of which is located in Building I and two are located in Building II. Commercial tenants include a dentist, a convenience-type store and a dry cleaner.

RIVERSIDE PARK APARTMENTS	30

Landscaping consists of trees, grass and plantings that appear to be well-maintained. Concrete sidewalks and asphalt driveways and parking areas are in overall average condition. The subject site is located in 3 different flood zones; C, A and AE. Flood insurance is typically required for properties located in Zones A and AE. Flood insurance is not required for properties in a Zone C flood area. See the attached Flood Plain Map illustrating the subject’s location relative to flood areas. It is assumed that the subject property carries flood insurance if required. All typical utilities are available to the subject including sewer, water, gas, electricity, telephone and cable. Typical utility easements traverse the subject site.
The subject’s parcel is physically suited for its current use as a 1,222 unit rental apartment project with ancillary commercial uses. The site improvements are rated in average overall condition.
Improvement Data
The subject is improved with three 15-story elevator-served rental apartment buildings constructed between 1968 and 1970 with a total of 1,222 residential apartment units. In addition to the rental apartments, the subject has 7 commercial spaces of which 3 are currently occupied. There are no plans to lease the vacant four commercial spaces. Each of the subject’s buildings has a central laundry room equipped with contractor owned and operated laundry equipment. The rental office is located in Building I which is the first building after entering the subject from the north side of Huntington Avenue. The subject property is maintained in overall average condition. The subject was partially renovated in the 1980’s with upgraded kitchens, etc. All of the subject’s balconies underwent restoration in recent years to restore them to good condition. According to the available operating statements for the subject, about $1.5 million in capital improvements were completed at the subject between January 2002 and April 2006. In addition, carpet and appliance replacements have been ongoing. Following is a summary of the subject’s unit mix and unit sizes. The unit sizes were obtained from measurements taken by the undersigned during prior inspections of the subject. The subject has a variety of floor plans.

					Sq. ft.
No. of	Unit Rm. Count			Total	Area	Net Rentable
Units	Tot.	BR	b	Rooms	Per Unit	Area
14	2.0	E	1	28	289	4,046
140	2.0	E	1	280	500	70,000
70	2.0	E	1	140	550	38,500
741	3.5	1	1	2594	820	607,620
257	4.5	2	2	1157	1134	291,438
1222	TOTAL			4198		1,011,604

RIVERSIDE PARK APARTMENTS	31

Summary of Construction Components

Foundation	Masonry

Structural System	Reinforced concrete

Exterior Walls	Brick

Roof	Flat rubber roof

Interior Walls	Painted sheetrock

Floor Coverings	Carpeting over hardwood floors in living areas. Ceramic tile flooring and wainscot in bathrooms. Vinyl tile flooring in kitchen.

Heating	Individual electric heat pump or resistance fan coil units. Tenants are responsible for electricity usage for heat.

Cooling	Individual electric heat pump or unit chillers. Tenants are responsible for electricity usage for cooling.

Hot Water	Central gas-fired domestic hot water heaters

Elevator	Twelve passenger elevators

Plumbing Fixtures	Stainless steel kitchen sink. Tub with shower and ceramic tile surround, sink and toilet.

Kitchen Features	Wood cabinetry and plastic-laminate countertops. Cabinets exhibit a variety of styles depending on replacement style at the time of unit renovation. Four-burner electric range, refrigerators, garbage disposals and microwave ovens in all units. Dishwashers in 1BR and 2BR units.

Utilities	The subject’s residents are billed for their utility usage under a Ratio Utility Billing System (RUBS). The RUBS program at the subject charges tenants for their use of electricity, water and sewer usage and trash removal. The subject started billing tenants for trash removal in 2005.

Amenities	Each building has a swimming pool and there are six tennis courts on the site. Other facilities include a fitness center in Building II and an aerobics room in Building III. A volleyball/basketball court is located on site along with a picnic area.

Laundry	Each of the three buildings has a common laundry room with coin- operated equipment that is contractor owned and operated.

RIVERSIDE PARK APARTMENTS	32

Summary of Construction Components (continued)

Security/Fire Safety	Gated entrance with watchman, fire alarms, back-up gas generator, smoke detectors, emergency lighting

Condition	The subject’s improvements in “As Is” condition prior to renovation are rated in overall average condition with repairs and replacements made as necessary. Some window ledges were in need of repair.
A substantial renovation of the subject is in process. Building #1 with 366 units will be the first building to be renovated with a contract construction cost of $20,100,000 or $54,918 per unit. Projected costs for the remaining two buildings were not available. This valuation has estimated the subject’s “As Is” market value prior to renovation in accordance with the client’s request.
This appraisal assignment was completed without the benefit of current engineering and environmental site assessment reports. If subsequently completed reports reveal the need for significant immediate repairs or if significant environmentally hazardous conditions exist, this valuation would be adversely impacted.
The subject is estimated to have an effective age of 20 years and an estimated remaining economic life of 35 years.
Planned Renovations
The subject’s ownership plans to extensively renovate the subject property. Building #1 with 366 units will be the first building to be renovated with a contract construction cost of $20,100,000 or $54,918 per unit. Projected costs for the remaining two buildings were not available. The planned renovations will increase the project size slightly from the current 1,222 units to 1,229 units and reposition the subject from its current Class C status to a Class B+ project (Class B project with Class A amenities). A new 10,000 square foot free-standing athletic facility/clubhouse leasing center will be built on the site adjacent to Building II. The subject’s 14th and 15th floors will be upgraded with Class A features while 1st through 13th floors will be renovated to Class B standards. Washers and dryers will be installed in each unit as part of the rehab plan. The subject’s kitchens will be “opened-up” to the living room creating a more open, contemporary floor plan. Appliances will be replaced in all units, new counter tops will be installed, internet wiring will be run to each unit and kitchen cabinets and flooring will be replaced. The subject’s windows are planned for replacement, new sliding glass doors will be installed in each unit with a balcony, the roofs will be replaced, the heat pumps will be replaced along with many other property upgrades. These renovations will re-position the subject property in the market and enhance the subject’s overall income potential. Renovation construction began in June 2006 with initial occupancy of renovated units in September 2006. The owner anticipates delivering approximately 20 renovated units per month.
This valuation has estimated the market value of the subject property assuming habitable condition prior to renovation in accordance with the client’s request. Stabilized occupancy is assumed although the vacancy rate is elevated due to the renovation.

RIVERSIDE PARK APARTMENTS	33

Zoning Discussion
The subject is under the zoning jurisdiction of Fairfax County. Land use is regulated by the Zoning Ordinance of Fairfax County (Office of Zoning, 703-385-7820) adopted June 12, 1978 and effective August 14, 1978. The subject is located in an R-30 Residential District. The R-30 District is established to provide for multiple family dwellings at a density not to exceed 30 dwelling units per acre; to provide affordable dwelling unit developments at a density not to exceed 36 dwelling units per acre; and to allow other selected uses which are compatible with the residential character of the district. Permitted uses in the R-30 District include: affordable dwelling unit developments, churches, chapels, temples, etc.; multiple family dwellings; and public uses. Special permit uses include: institutional uses; community uses; commercial recreation uses; and outdoor recreation uses.
The subject is located in Fairfax County in the R-30 Residential District which was established to provide for multi-family dwellings. The following is an analysis of major requirements of the zoning ordinance as compared to the subject’s existing development. This comparison is based on information supplied by the owner and obtained from public records and site inspection by the appraiser.

Requirement	Zoning Code	Subject
Minimum Lot Area	3 acres	28.1713 acres
Maximum Density (Dwelling Units/Acre)	30 units/acre	43.4 units/acre
Maximum Height Permitted	150 feet	150+/- feet
Parking Requirements (1.6 Spaces/Unit)	1,966	1,804
Section 15-101 of the Fairfax County Zoning Ordinance states:
“Notwithstanding the definition of nonconforming building or use presented in Article 20, a building or use shall not be deemed a nonconforming use if such was a conforming building or use prior to the effective date of this Ordinance, and such building or use would otherwise be a conforming use under the provisions of this Ordinance except that it does not meet the minimum district or lot size or minimum yard requirements of the zoning district in which located.”
In other words, since the subject’s density was permitted at the time of original construction, i.e. lot size was sufficient, the subject’s building density does not technically render the property as nonconforming. The subject’s parking provides less than that required by the current ordinance, therefore the subject is considered to be a legal nonconforming use.
Section 15-103 of the current ordinance addresses the issue of the damage of a nonconforming structure. Under the current ordinance an existing building may be restored if it is damaged to a degree not exceeding 50% of its current appraised value. Since parking relates to the subject as a whole, this 50% would apply to the total project value of the subject’s buildings less foundation costs. The maximum time period for restoration is two years.

RIVERSIDE PARK APARTMENTS	34

Many properties like the subject in this market are legally non-conforming due to changes in the zoning ordinance. This condition does not have a significant impact on the subject’s value or marketability. If the site were vacant, buildings of the same height as the subject (approximately 150 feet) could be constructed; however, they would be limited by the lot size of 28.1713 acres to a maximum yield of 845 units requiring 1,352 parking spaces.
HIGHEST AND BEST USE
Highest and best use may be defined as the reasonably probable and legal use of vacant land or improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination, is generally regarded as the highest and best use of the land as though vacant. Analysis of the highest and the best use of a property as improved implies that the existing improvements should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one. (Appraisal Institute: The Appraisal of Real Estate, Eleventh Edition, 1996, pp. 50 and 51.)
Highest and best use of a site as though vacant assumes that a parcel of land is vacant or can be made vacant by demolition of existing improvements. Highest and best use of property as improved pertains to the use that should be made of the property as it exists. When a site contains improvements, the highest and best use may be determined to be different from the existing use. The existing use will continue unless and until land value in its highest and best use exceeds the sum of the value of the entire property in its existing use and the cost to remove the improvements. Since the subject’s improvements contribute value to the subject over and above the value of the land as if vacant, the Highest and Best Use of the subject as improved is the underlying premise to this valuation. To estimate the highest and best use of a property, four fundamental criteria must be addressed. The highest and best use must be legally permissible, physically possible, financially feasible, and maximally productive. Following is a discussion of each of these points as they apply to the subject as improved.
Legally Permissible: The subject’s existing 1,222-unit elevator apartment project with some commercial space is considered to be a legally permissible use. Based upon the preceding zoning analysis the subject, while developed beyond the maximum permitted density of 30 units per acre in the R-30 zone, is considered to be a legal, non-conforming use/structure. Expansion of the existing improvements is not permitted although the subject could be rebuilt if less than 50% of its current appraised value were damaged or destroyed. Conversion to a condominium or cooperative ownership is a legally permissible alternate use for the subject as improved. An analysis of the subject as a potential condominium conversion candidate is beyond the scope of this valuation.

RIVERSIDE PARK APARTMENTS	35

Physically Possible: The improvements were originally constructed for multi-tenant residential use and appear suitable for their current rental occupancy. The existing condition of the improvements is average. The subject is an adequately maintained rental apartment project and with good management should successfully compete with most nearby rental projects. An extensive renovation of the subject property is in process; however, this analysis has considered the subject in “As Is” condition operating as a rental property prior to renovation.
Financially Feasible and Maximally Productive: A review of comparable sales data indicates that some recent rental project acquisitions in the most desirable locations in the Washington, DC Metro area were motivated by condominium conversion. This trend includes newly built developments with separate utilities as well as older vintage projects. The subject’s utility allocation with utilities separately metered would normally lend itself to condominium conversion; however, its older vintage and unit mix detract from its condominium potential. Brokers report that the market for condominium conversions has begun to cool in recent months. The current owners of the subject property are likely to continue the subject’s use as an elevator rental apartment use well into the future and in fact, plan to renovate the subject and re-position it in the local rental sub-market.
Based upon the above analysis of the subject property and current market conditions, the maximally productive use of the subject is for continued operation as a market rate rental apartment project. The subject has a history of increasing income and relatively high occupancy rates prior to the onset of move-outs in anticipation of the renovation plan. In conclusion, the highest and best use of the subject, as improved, is for continued operation as a 1,222-unit elevator-style rental apartment project with a limited amount of commercial office and retail space.

RIVERSIDE PARK APARTMENTS	36

VALUATION PREMISE
This appraisal is for the subject’s Market Value under its Highest and Best Use as discussed above. In order to estimate the subject’s Market Value, the appraisal process is utilized. This process is an orderly program by which the problem is defined; the work necessary to solve the problem is planned; and the data involved is acquired, classified, analyzed and translated into an estimate of value. The Income Approach and Sales Comparison Approach have been applied in this appraisal. The Cost Approach is not applied since investors and lenders do not rely upon this approach for valuation of a property that was built approximately 36 years ago like the subject. An Insurable Value has been included in the addenda per the client’s request.
The Income Approach is based upon the present worth of the subject’s income potential as measured by capitalization of net income. The Market Approach consists of an analysis of comparable improved sales. The Income Approach includes analyses of comparable rental and expense data. The subject’s actual operating history during the January 2002 through April 2006 period has been considered. Net operating income has been converted into a value conclusion through Direct Capitalization.
The Income Approach and Sales Comparison Approach have been employed for indications of the subject’s Market Value as a rental project. The following pages contain our application of the Income Approach and Sales Comparison Approach to value.
INCOME APPROACH
In the Income Approach, the following steps have been employed:
1)	Estimate of gross income — The subject’s estimated gross income potential is based upon an analysis of the local rental market. An adjustment for vacancy and collection losses is also considered for an estimate of effective gross income. Income from various forms of other income including month to month fees, commercial rent, utility income (RUBS), laundry income, cable TV income, late charges, etc. has also been projected.

2)	Estimate of expenses — The subject’s expenses are estimated based upon the subject’s actual history of expenses during the January 2002 through April 2006 period and the experience of other similar properties in the northern Virginia market. This data is considered adequate to make an estimate of the subject’s expenses over the next 12 months assuming stabilized operations and the subject’s “As Is” condition prior to renovation.

3)	Capitalization of net income for an indication of Market Value — The selection of an appropriate capitalization technique and rate is based upon the characteristics of the subject’s income stream and the nature of the investment. The most appropriate method is dictated by the practices most commonly used by the typical purchaser of properties like the subject. Direct capitalization through Derivation from Comparable Sales and by the Band of Investment Technique has been applied.
RIVERSIDE PARK APARTMENTS

37

Estimate of Gross Income
The subject’s projected gross income consists primarily of rental income from 1,222 rental units that include three different efficiency-style units, 1-bedroom and 2-bedroom units. The current rent roll dated May 25, 2006 has been analyzed in light of comparable rentals to provide a basis for an estimate of the subject’s economic rents assuming “As Is” condition prior to renovation. It should be noted that the subject’s planned renovation has required the ownership to position the project’s occupancy for renovation construction. As a result, some units are being intentionally vacated so that apartments can be renovated. The May 25, 2006 rent roll shows 252 vacant units including down units while the May 13, 2005 rent roll indicated 168 vacant units and the December 16, 2004 showed 70 vacant units. Due to the elevated vacancies at the subject as of the date of this valuation, the scheduled rents of the May 25, 2006 rent roll are elevated since the vacant units are included at their market rents which would generally be above their actual rents. These vacant units are generally in rentable condition. The following pages contain detailed descriptions of these comparable rental projects. The following chart summarizes the current street rents of the rent comparables.
Summary of Comparable Rentals

	Project Name	# Units	Yr Blt	# Vac	Vac Rate	Studio Rent	1BR Rent	2BR Rent	Utilities Included

1	Huntington Gateway	443	1990	7	1.6%	$1,145-$1,390	$1,140-$1,625	$1,540-$1,930	Cold water
2	Belle Haven Towers	569	1964-73	9	1.6%	$829-$950	$960-$1,157	$1,186-$1,415	Varies
3	Hunting Point on the Potomac	530	1948	60	11.3%	$869-$941	$1,054-$1,190	$1,400-$1,473	All
4	Carydale East	233	1965	5	2.1%	$760-$848	$928-$1,059	$1,238-$1,389	All
5	Meridian at Carlyle	403	2001	4	1.0%	$1,230-$1,630	$1,475-$1,865	$1,930-$2,430	None
6	The Reserve at Eisenhower	250	2001	5	2.0%	—	$1,450-$1,970	$1,785-$1,935	None
7	Meridian at Braddock Station	480	1991-2002	4	0.8%	$1,195	$1,285-$1,365	$1,675-$1,830	None
8	The Summit	142	1980	2	1.4%	—	$1,335-$1,454	$1,631-$1,795	All
9	3001 Park Center	326	1989	4	1.2%	—	$1,065-$1,585	$1,585-$2,130	None
10	London Park Towers	458	1963	15	3.3%	$896-$1,010	$1,056-$1,207	$1,465-$1,552	All
11	Southern Towers	2,293	1964	8	0.3%	$775-$860	$945-$1,020	$1,250-$1,395	All
12	Eos 21 Apartments	1,200	1963-67	98	8.2%	$930	$1,100-$1,150	$1,420-$1,465	Ht., ckg., electricity
13	Cascade at Landmark	227	1990	6	2.6%	—	$1,212-$1,650	$1,495-$1,766	None
14	Carlyle Mill	317	2002	4	1.3%	—	$1,585-$1,900	$1,830-$2,400	None

	Market Totals/Averages	7,871		231	2.9%	$760-$1,630	$928-$1,900	$1,186-$2,430

Subject: Riverside Park (5/06)		1,222	1968-70	252	20.6%	$780-$895est.	$990est.	$1,290est.	None (RUBS)
The rentals cited herein include a variety of rental projects ranging in age from 1948 to new Class A projects built in the last few years. Market rents have been estimated based on the subject’s rent roll, recent leasing history, street rents and market data.
RIVERSIDE PARK APARTMENTS

38

COMPARABLE RENTALS MAP: Riverside park

1. Huntington Gateway
2. Belle Haven Towers
3. Hunting Point on the Potomac
4. Carydale East
5. Meridian at Carlyle
6. The Reserve at Eisenhower
7. Meridian at Braddock Station
8. The Summit
9. 3001 Park Center
10. London Park Towers
11. Southern Towers
12. Eos 21 Apartments
13. Cascade at Landmark
14. Carlyle Mill
SUBJECT: Riverside Park
Parkfairfax
Fairlington
Parklawn
Lincolnia
Weyanoke
Shirley Duke
Alexandria
Huntington
Loftridge Park
Burgundy Village
Bush Hill Woods
Jefferson Manor
Wilton Woods
Penn Daw Village
Fair Haven
Cameron Run
Potomac
King St
W Braddock Rd
Seminary Rd
N Beauregard St
Lincolnia Rd
Duke St
Taney Ave
Wheeler Ave
Eisenhower Ave
Elmwood Dr
Franconia Rd
Huntington Ave
Telegraph Rd
Janneys Ln
Dartmouth Rd
Quaker Ln
Key Dr
Trinity Dr
Colvin St
Mill Rd
E Bellefonte Ave
E Monroe Ave
Franklin St
Jefferson Davis Hwy
Mt Vernon Ave
Russell Rd
Valley Dr
Farm Rd
Mosby St
Clermont Dr
Larpin Ln
Picot Rd
S Pickett St
N Pegram St
Polk Ave
Berlee Dr
Vale St
8th St
Chowan Ave
395
495
Copyright © 2004 Microsoft Corp. and/or its suppliers. All rights reserved.

COMPARABLE RENTAL # 1

Property Information

Property Name: Huntington Gateway
Address: 5982 Richmond Highway
City, State, Zip: Alexandria, VA 22303
County: Fairfax
Phone: (703) 960-5401 Date Surveyed: May 25, 2006
Number Units: 443 Number Vacant: 7
Vacancy Rate: 1.6%
Number of Stories: 9-13 Year Built: 1990
Style: Elevator Proximity to Subject: 0.4 miles

Overall Condition/Quality

[x] Good [x] Avg [ ] Fair [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio	600	$1,145-$1,390	$2.11
1BR/1Ba	600	$1,140-$1,270	$2.01
1BR/1Ba	630	$1,165-$1,430	$2.06
1BR/1Ba	765	$1,360-$1,625	$1.95
1BR/1Ba with Den	988	$1,515-$1,780	$1.67
2BR/1.5Ba	935	$1,540-$1,805	$1.79
2BR/2Ba	1,015	$1,600-$1,875	$1.71
2BR/2Ba	1,098	$1,630-$1,895	$1.61
2BR/2Ba	1,132	$1,620-$1,895	$1.55
2BR/2Ba	1,180	$1,690-$1,930	$1.53
2BR/2.5Ba Duplex	1,400	$1,890	$1.35

Concessions

No concessions were reported at the time of this survey. Rents shown may include premiums for location, view and floor level.

Unit Amenities

[x] Range/Oven
[x] Refrigerator
[x] Dishwasher
[x] Garbage Disposal
[x] Microwave Oven
[x] A/C - Central
[x] Ceiling Fan
[x] Carpeting
[ ] Hardwood Floors
[ ] Other:
[x] Washer/Dryer
[ ] Washer/Dryer Hook-up
[ ] Vaulted Ceiling
[x] Window Treatments
[ ] Patio
[x] Balcony (duplex units only)
[ ] Loft
[x] Security System
[x] Fireplace (duplex units only)

Utilities Included in Rent

[ ] Cooking(E) [ ] Electricity [ ] Trash [x] Cold Water
[ ] Hot Water(E) [ ] Heat(E) [ ] A/C [x] Sewer

Rent Premiums

[x] Garage/Carport: $50/mo. for each additional vehicle
[x] Storage Space: $30/mo.
[ ] Location/View
[x] Fireplace: $50/mo., available in dupex only
[ ] Washer/Dryer
[ ] Carpeting
[ ] Other:

Project Amenities

[x] Pool (indoor &Outdoor)
[x] Sauna/Jacuzzi
[x] Clubhouse
[ ] Meeting Room
[x] Community Room
[ ] Other:
[x] Fitness Center
[x] Laundry Room
[ ] Playground
[x] Racquetball Court
[ ] Basketball Court
[x] Open Parking
[x] Tennis Court
[ ] Car Wash Area
[x] Picnic Area
[x] Barbecue Grills
[ ] Carports
[x] Parking Garage
[ ] Gated Entrance
[ ] Business Center
[x] Desk Service/Concierge

Renovation History

Kitchen Area: [ ] Appliances [ ] Cabinetry [ ] Flooring [ ] Countertops
Bathroom(s): [ ] Vanity [ ] Sink/Fixtures [ ] Tub/Surround
Unit Features: [ ] Flooring [ ] Interior Doors [ ] Paint
[ ] Light Fixtures [ ] Entry Door [ ] Windows

Date of Renovations: N/A

Comments

Rent ranges shown above are a result of premiums for view, location and floor level. Furnished units with all utilities included available on a short-term basis (monthly rates): 1BR - $3,000; 1BR with den - $3,250; 2BR - $3,500; 2BR duplex - $3,750.

40

COMPARABLE RENTAL # 2

Property Information

Property Name:	Belle Haven Towers
Address:	6034-6040 Richmond Highway
City, State, Zip:	Alexandria, VA 22303
County	Fairfax
Phone:	(703) 329-0400
Date Surveyed:	May 26, 2006
Number Units:	569
Number Vacant:	9
Vacancy Rate:	1.6%
Number of Stories:	8-10
Year Built:	1964 & 1973
Style:	Elevator
Proximity to Subject:	0.6 miles

Overall Condition/Quality

[ ] Good [✓] Avg [ ] Fair [ ] Poor

Unit Breakdown

Unit Type		Unit Size (SF)	Monthly Rent	Rent per SF
Section I	Studio/1Ba	366	$829-$847	$2.29
	1BR/1Ba	655	$960-$980	$1.48
	1BR/1Ba	754	$990-$1,017	$1.33
	2BR/1BA	845	$1,186-$1,238	$1.43
	2BR/1.5Ba	894	$1,253-$1,263	$1.41
	3BR/1.5Ba	1,168	$1,400	$1.20
	3BR/2Ba	1,168	$1,498	$1.28
Section II	Studio/1Ba	430	$945-$950	$2.20
	1BR/1Ba	655	$1,022-$1,032	$1.57
	1BR/1Ba	760	$1,099-$1,109	$1.45
	1BR/1Ba	790	$1,147-$1,157	$1.46
	2BR/1.5Ba	960	$1,405-$1,415	$1.47

Concessions

No concessions were reported at the time of this survey. Rents shown may include premiums for location, view and floor level.

Unit Amenities

- [✓] Range/Oven
- [✓] Refrigerator
- [✓] Dishwasher
- [✓] Garbage Disposal
- [ ] Microwave Oven
- [✓] A/C - Central
- [ ] Ceiling Fan
- [✓] Carpeting
- [ ] Hardwood Floors
- [ ] * Premium applies
- [ ] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [✓] Vaulted Ceiling*
- [✓] Window Treatments
- [✓] Patio
- [✓] Balcony
- [ ] Loft
- [✓] Security System
- [✓] Fireplace*

Utilities Included in Rent

- [*] Cooking(G)
- [*] Electricity
- [✓] Trash
- [✓] Cold Water
- [✓] Hot Water(G)
- [*] Heat(G)
- [*] A/C
- [✓] Sewer

Rent Premiums

- [ ] Garage/Carport
- [ ] Storage Space
- [ ] Location/View
- [ ] Fireplace
- [ ] Washer/Dryer
- [ ] Vaulted Ceilings
- [ ] Other:

Project Amenities

- [✓] Pool
- [ ] Sauna/Jacuzzi
- [ ] Clubhouse
- [ ] Meeting Room
- [ ] Community Room
- [ ] Other:
- [ ] Fitness Center
- [✓] Laundry Room
- [✓] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [ ] Open Parking
- [✓] Tennis Court
- [ ] Car Wash Area
- [✓] Picnic Area
- [ ] Barbecue Grills
- [ ] Carports
- [✓] Garages*
- [ ] Gated Entrance
- [ ] Business Center
- [ ] Desk Service/Concierge

Renovation History

Kitchen Area: [ ] Appliances [ ] Cabinetry [ ] Flooring [ ] Countertops

Bathroom(s): [ ] Vanity [ ] Sink/Fixtures [ ] Tub/Surround

Unit Features: [ ] Flooring [ ] Interior Doors [ ] Paint [ ] Light Fixtures [ ] Entry Door [ ] Windows

Date of Renovations: N/A

Comments

*Utility allocations vary by building. In Section I, the owner provides hot and cold water and sewer service in all buildings and gas heat in buildings 6036 and 6038. Also in Section I, tenants pay for electricity in all buildings and for heating and cooking in building 6040. In Section II, the owner provides all utilities including gas heating and cooking.

41

COMPARABLE RENTAL # 3

Property Information

Property Name: **Hunting Point on the Potomac**
Address: 1204 South Washington Street
City, State, Zip: Alexandria, VA 22314
County: City of Alexandria
Phone: (703) 567-2828 | Date Surveyed: May 25, 2006
Number Units: 530 | Number Vacant: 60
Vacancy Rate: 11.3%
Number of Stories: 8 | Year Built: 1948
Style: Elevator | Proximity to Subject: 0.6 miles

Overall Condition/Quality

☐ Good ☑ Avg ☐ Fair ☐ Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio/1Ba	395	$869	$2.20
Studio/1Ba	405	$941	$2.32
1BR/1Ba	630	$1,054	$1.67
1BR/1Ba	745	$1,190	$1.60
2BR/1Ba	850	$1,400	$1.65
2BR/1Ba	1,000	$1,473	$1.47

Concessions

The Virginia Department of Transportation (VDOT) acquired this project in 2001 as part of the Woodrow Wilson Bridge Project. Rents have been frozen at November 2002 levels until VDOT sells the project as planned.

Unit Amenities

☑ Range/Oven
☑ Refrigerator
☐ Dishwasher
☐ Garbage Disposal
☑ Microwave Oven
☑ A/C - Thru-wall
☑ Ceiling Fan
☐ Carpeting
☑ Hardwood Floors
☐ Other:
☐ Washer/Dryer
☐ Washer/Dryer Hook-up
☐ Vaulted Ceiling
☑ Window Treatments
☐ Patio
☑ Balcony (select units)
☐ Loft
☑ Security System
☐ Fireplace

Utilities Included in Rent

☑ Cooking(G) ☑ Electricity ☑ Trash ☑ Cold Water
☑ Hot Water(G) ☑ Heat(G) ☑ A/C ☑ Sewer

Rent Premiums

☑ Garage/Carport — $40 per month
☐ Storage Space
☐ Location/View
☐ Fireplace
☐ Washer/Dryer
☑ Carpeting — Additional $30 - $40 per month
☐ Other:

Project Amenities

☑ Pool
☐ Sauna/Jacuzzi
☐ Clubhouse
☐ Meeting Room
☐ Community Room
☑ Other: Storage area
☑ Fitness Center
☑ Laundry Room
☐ Playground
☐ Volleyball Court
☐ Basketball Court
☑ Open Parking
☑ Tennis Court
☐ Car Wash Area
☐ Picnic Area
☐ Barbecue Grills
☐ Carports
☐ Garages
☐ Gated Entrance
☐ Business Center
☐ Desk Service/Concierge

Renovation History

Kitchen Area: ☐ Appliances ☐ Cabinetry ☐ Flooring ☐ Countertops
Bathroom(s): ☐ Vanity ☐ Sink/Fixtures ☐ Tub/Surround
Unit Features: ☐ Flooring ☐ Interior Doors ☐ Paint ☐ Light Fixtures ☐ Entry Door ☐ Windows

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

42

COMPARABLE RENTAL # 4

Property Information

Property Name: **Carydale East**

Address: 2727 Duke Street

City, State, Zip: Alexandria, VA 22314

County: City of Alexandria

Phone: (703) 751-7576 | Date Surveyed: May 26, 2006

Number Units: 233 | Number Vacant: 5

Vacancy Rate: 2.1%

Number of Stories: 14 | Year Built: 1965

Style: Elevator | Proximity to Subject: 1.3 miles

Overall Condition/Quality

- [ ] Good
- [x] Avg
- [ ] Fair
- [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio/1Ba	320	$760	$2.38
Studio/1Ba	433	$848	$1.96
1BR/1Ba Junior	537	$928	$1.73
1BR/1Ba	642	$1,059	$1.65
2BR/1Ba	735	$1,238	$1.68
2BR/1Ba	810	$1,238	$1.53
2BR/2Ba	1,050	$1,389	$1.32
3BR/2Ba	1,050	$1,389	$1.32

Concessions

No concessions were reported at the time of this survey.

Unit Amenities

- [x] Range/Oven
- [x] Refrigerator
- [x] Dishwasher
- [x] Garbage Disposal
- [ ] Microwave Oven
- [x] A/C - Central
- [ ] Ceiling Fan
- [x] Carpeting
- [ ] Hardwood Floors
- [ ] Other:
- [ ] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [ ] Vaulted Ceiling
- [x] Window Treatments
- [ ] Patio
- [x] Balcony (select units)
- [ ] Loft
- [ ] Security System
- [ ] Fireplace

Utilities Included in Rent

- [x] Cooking(G)
- [x] Electricity
- [x] Trash
- [x] Cold Water
- [x] Hot Water(G)
- [x] Heat(G)
- [x] A/C
- [x] Sewer

Rent Premiums

[x] Garage	$100 per month
[x] Reserved parking	$60 per month
[x] Storage Space	$20 per month
[ ] Fireplace	
[ ] Washer/Dryer	
[ ] Carpeting	
[ ] Other:	

Project Amenities

- [x] Pool
- [ ] Sauna/Jacuzzi
- [ ] Clubhouse
- [ ] Meeting Room
- [ ] Community Room
- [ ] Other:
- [x] Fitness Center
- [x] Laundry Room
- [ ] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [x] Open Parking
- [ ] Tennis Court
- [ ] Car Wash Area
- [ ] Picnic Area
- [ ] Barbecue Grills
- [ ] Carports
- [x] Garages
- [ ] Gated Entrance
- [ ] Business Center
- [ ] Desk Service/Concierge

Renovation History

Kitchen Area	[ ] Appliances	[ ] Cabinetry	[ ] Flooring	[ ] Countertops
Bathroom(s)	[ ] Vanity	[ ] Sink/Fixtures	[ ] Tub/Surround	
Unit Features	[ ] Flooring	[ ] Interior Doors	[ ] Paint	
	[ ] Light Fixtures	[ ] Entry Door	[ ] Windows	

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

43

COMPARABLE RENTAL # 5

Property Information

Property Name:	**Meridian at Carlyle**
Address:	401 Holland Lane
City, State, Zip:	Alexandria, VA 22314
County	City of Alexandria
Phone:	(703) 299-2909
Date Surveyed:	May 26, 2006
Number Units:	403
Number Vacant:	4
Vacancy Rate:	1.0%
Number of Stories:	16
Year Built:	2001
Style:	Elevator
Proximity to Subject:	0.7 miles

Overall Condition/Quality

- [x] Good
- [ ] Avg
- [ ] Fair
- [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio/1Ba	555-565	$1,230-$1,630	$2.56
1BR/1Ba	620-700	$1,475-$1,865	$2.53
1BR/1Ba w Den	865	$1,795-$2,075	$2.24
2BR/2Ba	920-1100	$1,930-$2,430	$2.16

Concessions

No concessions were reported at the time of this survey. Rents shown may inlcude premiums for location, view and floor level.

Unit Amenities

- [x] Range/Oven
- [x] Refrigerator
- [x] Dishwasher
- [x] Garbage Disposal
- [x] Microwave Oven
- [x] A/C - Central
- [x] Ceiling Fan
- [x] Carpeting
- [ ] Hardwood Floors
- [ ] Other:
- [x] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [x] Vaulted Ceiling (select units)
- [x] Window Treatments
- [ ] Patio
- [ ] Balcony
- [ ] Loft
- [x] Security System
- [x] Fireplace (select units)

Utilities Included in Rent

- [ ] Cooking(E)
- [ ] Electricity
- [x] Trash
- [ ] Cold Water
- [ ] Hot Water(G)
- [ ] Heat(G)
- [ ] A/C
- [ ] Sewer

Rent Premiums

[x] Garage/Carport	$50/mo 1st vehicle; $75/mo addl vehicle
[x] Storage Space	$20/month
[x] Location/View	Select units
[ ] Fireplace	
[ ] Washer/Dryer	
[ ] Carpeting	
[ ] Other:	

Project Amenities

- [x] Pool
- [ ] Sauna/Jacuzzi
- [ ] Clubhouse
- [x] Meeting Room
- [x] Community Room
- [x] Other: Putting green
- [x] Fitness Center
- [ ] Laundry Room
- [ ] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [ ] Open Parking
- [ ] Tennis Court
- [ ] Car Wash Area
- [ ] Picnic Area
- [ ] Barbecue Grills
- [ ] Carports
- [x] Parking Garage
- [x] Gated Entrance
- [x] Business Center
- [x] Desk Service/Concierge

Renovation History

Kitchen Area
- [ ] Appliances
- [ ] Cabinetry
- [ ] Flooring
- [ ] Countertops

Bathroom(s)
- [ ] Vanity
- [ ] Sink/Fixtures
- [ ] Tub/Surround

Unit Features
- [ ] Flooring
- [ ] Interior Doors
- [ ] Paint
- [ ] Light Fixtures
- [ ] Entry Door
- [ ] Windows

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

44

COMPARABLE RENTAL # 6

Property Information

Property Name: The Reserve at Eisenhower
Address: 5000 Eisenhower Avenue
City, State, Zip: Alexandria, VA 22304
County: City of Alexandria
Phone: (703) 751-4100 Date Surveyed: May 26, 2006
Number Units: 250 Number Vacant: 5
Vacancy Rate: 2.0%
Number of Stories: 5 Year Built: 2001
Style: Elevator Proximity to Subject: 3.2 miles

Overall Condition/Quality

- [x] Good
- [ ] Avg
- [ ] Fair
- [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
1BR/1Ba	744-1016	$1,450-$1,970	$1.94
2BR/2Ba	1048-1152	$1,785-$1,935	$1.69
2BR/2Ba with loft	1231-1320	$1,955-$2,390	$1.70

Concessions

No concessions were reported at the time of this survey. Rents shown may include premiums for location, view and floor level.

Unit Amenities

- [x] Range/Oven
- [x] Refrigerator
- [x] Dishwasher
- [x] Garbage Disposal
- [x] Microwave Oven
- [x] A/C - Central
- [x] Ceiling Fan
- [x] Carpeting
- [ ] Hardwood Floors
- [ ] Other:
- [x] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [x] Vaulted Ceiling
- [x] Window Treatments
- [x] Patio
- [x] Balcony
- [x] Loft (select units)
- [x] Security System
- [x] Fireplace (select units)

Utilities Included in Rent

- [ ] Cooking(G)
- [ ] Electricity
- [ ] Trash
- [ ] Cold Water
- [ ] Hot Water(G)
- [ ] Heat(G)
- [ ] A/C
- [ ] Sewer

- [x] Garage/Carport: Individual garage $200/mo.
- [ ] Storage Space
- [x] Location/View: Select units
- [x] Fireplace: $35/mo.
- [ ] Washer/Dryer
- [ ] Carpeting
- [ ] Other:

Project Amenities

- [x] Pool
- [ ] Sauna/Jacuzzi
- [x] Clubhouse
- [ ] Meeting Room
- [ ] Community Room
- [ ] Other:
- [x] Fitness Center
- [ ] Laundry Room
- [ ] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [ ] Open Parking
- [x] Tennis Court
- [ ] Car Wash Area
- [x] Picnic Area
- [x] Barbecue Grills
- [x] Carports
- [x] Garage
- [x] Gated Entrance
- [x] Business Center
- [ ] Desk Service/Concierge

Renovation History

Kitchen Area: [ ] Appliances [ ] Cabinetry [ ] Flooring [ ] Countertops
Bathroom(s): [ ] Vanity [ ] Sink/Fixtures [ ] Tub/Surround
Unit Features: [ ] Flooring [ ] Interior Doors [ ] Paint [ ] Light Fixtures [ ] Entry Door [ ] Windows

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

45

COMPARABLE RENTAL # 7

Property Information

Property Name:	Meridian at Braddock Station
Address:	1200 First Street
City, State, Zip:	Alexandria, VA 22314
County	City of Alexandria
Phone:	(703) 683-4000
Date Surveyed:	May 26, 2006
Number Units:	480
Number Vacant:	4
Vacancy Rate:	0.8%
Number of Stories:	11 & 16
Year Built:	1991 & 2002
Style:	Elevator
Proximity to Subject:	1.7 miles

Overall Condition/Quality

- [x] Good
- [ ] Avg
- [ ] Fair
- [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio/1Ba	605-648	$1,195	$1.91
1BR/1Ba	747-876	$1,285-$1,365	$1.63
2BR/1Ba	1081-1220	$1,675-$1,830	$1.52

Concessions

No concessions were reported at the time of this survey. Rents shown may include premiums for location, view and floor level.

Unit Amenities

- [x] Range/Oven
- [x] Refrigerator
- [x] Dishwasher
- [x] Garbage Disposal
- [x] Microwave Oven
- [x] A/C - Central
- [x] Ceiling Fan
- [x] Carpeting
- [ ] Hardwood Floors
- [ ] Other: Storage, Putting Greens
- [x] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [ ] Vaulted Ceiling
- [x] Window Treatments
- [ ] Patio
- [x] Balcony
- [ ] Loft
- [x] Security System
- [x] Fireplace (select units)

Utilities Included in Rent

- [ ] Cooking(E)
- [ ] Hot Water(G)
- [ ] Electricity
- [ ] Heat(G)
- [x] Trash
- [ ] A/C
- [ ] Cold Water
- [ ] Sewer

Rent Premiums

- [ ] Garage
- [ ] Storage Space
- [x] Location/View — Select units
- [x] Fireplace — Select units
- [ ] Washer/Dryer
- [ ] Carpeting
- [ ] Other:

Project Amenities

- [x] Pool
- [ ] Sauna/Jacuzzi
- [x] Clubhouse
- [x] Meeting Room
- [x] Community Room
- [ ] Other:
- [x] Fitness Center
- [ ] Laundry Room
- [ ] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [ ] Open Parking
- [ ] Tennis Court
- [ ] Car Wash Area
- [x] Picnic Area
- [x] Barbecue Grills
- [ ] Carports
- [x] Parking Garage
- [x] Gated Entrance
- [x] Business Center
- [x] Desk Service/Concierge

Renovation History

Kitchen Area
- [ ] Appliances
- [ ] Cabinetry
- [ ] Flooring
- [ ] Countertops

Bathroom(s)
- [ ] Vanity
- [ ] Sink/Fixtures
- [ ] Tub/Surround

Unit Features
- [ ] Flooring
- [ ] Interior Doors
- [ ] Paint
- [ ] Light Fixtures
- [ ] Entry Door
- [ ] Windows

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

46

COMPARABLE RENTAL # 8

Property Information

Property Name: The Summit
Address: 260 S. Reynolds Street
City, State, Zip: Alexandria, VA 22304
County: City of Alexandria
Phone: (703) 751-0808 Date Surveyed: May 26, 2006
Number Units: 142 Number Vacant: 2
Vacancy Rate: 1.4%
Number of Stories: 15 Year Built: 1980
Style: Elevator Proximity to Subject: 3.7 miles

Overall Condition/Quality

☐ Good ☑ Avg ☐ Fair ☐ Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
1BR/1.5Ba	930	$1,335-$1,454	$1.50
2BR/2Ba	1,300	$1,631-$1,795	$1.32
2BR/2.5Ba Duplex	1,460	$1,905-$2,018	$1.34
3BR/2.5Ba	1,460	$1,920	$1.32
3BR/2.5Ba Duplex	1,890	$2,383	$1.26

Concessions

No concessions were reported at the time of this survey. Rents shown may include premium for location, view and floor level.

Unit Amenities

☑ Range/Oven
☑ Refrigerator
☑ Dishwasher
☑ Garbage Disposal
☑ Microwave Oven
☑ A/C - Central
☑ Ceiling Fan
☑ Carpeting
☐ Hardwood Floors
☑ Storage
☑ Washer/Dryer
☐ Washer/Dryer Hook-up
☐ Vaulted Ceiling
☑ Window Treatments
☐ Patio
☑ Balcony
☐ Loft
☑ Security System
☐ Fireplace

Utilities Included in Rent

☑ Cooking(E) ☑ Electricity ☑ Trash ☑ Cold Water
☑ Hot Water(E) ☑ Heat(E) ☑ A/C ☑ Sewer

Rent Premiums

☑ Parking Garage — 2nd space $100/month
☐ Storage Space
☑ Location/View — Select units
☐ Fireplace
☐ Washer/Dryer
☐ Carpeting
☐ Other:

Project Amenities

☑ Pool
☐ Sauna/Jacuzzi
☐ Clubhouse
☐ Meeting Room
☐ Community Room
☑ Other: Storage space
☐ Fitness Center
☐ Laundry Room
☐ Playground
☐ Volleyball Court
☐ Basketball Court
☑ Open Parking
☑ Tennis Court
☐ Car Wash Area
☑ Picnic Area
☑ Barbecue Grills
☐ Carports
☑ Parking Garage
☐ Gated Entrance
☐ Business Center
☐ Desk Service/Concierge

Renovation History

Kitchen Area: ☐ Appliances ☐ Cabinetry ☐ Flooring ☐ Countertops
Bathroom(s): ☐ Vanity ☐ Sink/Fixtures ☐ Tub/Surround
Unit Features: ☐ Flooring ☐ Interior Doors ☐ Paint
☐ Light Fixtures ☐ Entry Door ☐ Windows

Date of Renovations: N/A

Comments

There are 180 parking spaces in a parking garage and 16 parking spaces in an open lot.

RIVERSIDE PARK APARTMENTS

47

COMPARABLE RENTAL # 9

Property Information

Property Name: **3001 Park Center Apartments**
Address: 3001 Park Center Drive
City, State, Zip: Alexandria, VA 22032
County: City of Alexandria
Phone: (703) 578-3001 Date Surveyed: May 26, 2006
Number Units: 326 Number Vacant: 4
Vacancy Rate: 1.2%
Number of Stories: 17 Year Built: 1989
Style: Elevator Proximity to Subject: 3.7 miles

Overall Condition/Quality

- [ ] Good
- [x] Avg
- [ ] Fair
- [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
1BR/1Ba	550	$1,065-$1,270	$2.12
1BR/1Ba	850	$1,320-$1,585	$1.71
2BR/2Ba	1,027	$1,585-$1,805	$1.65
2BR/2Ba	1,196	$1,590-$1,865	$1.44
2BR/2Ba	1,134	$1,595-$1,875	$1.53
2BR/2Ba	1,378	$1,885-$2,130	$1.46

Concessions

No concessions were reported at the time of this survey. Rents shown may include premiums for location, view and floor level.

Unit Amenities

- [x] Range/Oven
- [x] Refrigerator
- [x] Dishwasher
- [x] Garbage Disposal
- [x] Microwave Oven
- [x] A/C - Central
- [ ] Ceiling Fan
- [x] Carpeting
- [ ] Hardwood Floors
- [ ] Other:
- [x] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [ ] Vaulted Ceiling
- [x] Window Treatments
- [ ] Patio
- [ ] Balcony
- [ ] Loft
- [x] Security System
- [ ] Fireplace

Utilities Included in Rent

- [ ] Cooking(E)
- [ ] Electricity
- [x] Trash
- [ ] Cold Water
- [ ] Hot Water(E)
- [ ] Heat(E)
- [ ] A/C
- [ ] Sewer

Rent Premiums

- [x] Garage/Carport: $75/month
- [ ] Storage Space
- [x] Location/View: Select unit
- [ ] Fireplace
- [ ] Washer/Dryer
- [ ] Carpeting
- [x] Other: Reserved parking: $35/month

Project Amenities

- [x] Pool
- [x] Sauna/Jacuzzi
- [x] Clubhouse
- [x] Meeting Room
- [x] Community Room
- [ ] Other:
- [x] Fitness Center
- [ ] Laundry Room
- [ ] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [x] Open Parking
- [ ] Tennis Court
- [ ] Car Wash Area
- [x] Picnic Area
- [x] Barbecue Grills
- [x] Carports
- [ ] Garages
- [x] Gated Entrance
- [x] Business Center
- [x] Desk Service/Concierge

Renovation History

Kitchen Area: [ ] Appliances [ ] Cabinetry [ ] Flooring [ ] Countertops
Bathroom(s): [ ] Vanity [ ] Sink/Fixtures [ ] Tub/Surround
Unit Features: [ ] Flooring [ ] Interior Doors [ ] Paint [ ] Light Fixtures [ ] Entry Door [ ] Windows

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

48

COMPARABLE RENTAL # 10

Property Information

Property Name:	London Park Towers
Address:	5375 Duke Street
City, State, Zip:	Alexandria, VA 22304
County	City of Alexandria
Phone:	(703) 567-2900
Date Surveyed:	May 26, 2006
Number Units:	458
Number Vacant:	15
Vacancy Rate:	3.3%
Number of Stories:	15 & 6
Year Built:	1963
Style:	Elevator
Proximity to Subject:	3.7 miles

Overall Condition/Quality

- [x] Good
- [x] Avg
- [ ] Fair
- [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio/1Ba	464	$896	$1.93
Studio/1Ba	626	$1,010	$1.61
1BR/1Ba	884	$1,056	$1.19
1BR/1Ba	974	$1,207	$1.24
2BR/2Ba	1,028	$1,465	$1.43
2BR/2Ba	1,486	$1,552	$1.04
3BR/2Ba	1,577	$1,699	$1.08
3BR/2Ba	1,954	$1,874	$0.96

Concessions

No concessions were reported at the time of this survey.

Unit Amenities

- [x] Range/Oven
- [x] Refrigerator
- [x] Dishwasher
- [x] Garbage Disposal
- [x] Microwave Oven
- [x] A/C - Central
- [x] Ceiling Fan
- [x] Carpeting
- [ ] Hardwood Floors
- [x] Other: Storage Area
- [ ] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [ ] Vaulted Ceiling
- [x] Window Treatments
- [x] Patio
- [x] Balcony
- [ ] Loft
- [x] Security System
- [ ] Fireplace

Utilities Included in Rent

- [x] Cooking(G)
- [x] Electricity
- [x] Trash
- [ ] Cold Water
- [x] Hot Water(G)
- [x] Heat(G)
- [x] A/C
- [x] Sewer

Rent Premiums

- [ ] Garage/Carport
- [ ] Storage Space
- [ ] Location/View
- [ ] Fireplace
- [ ] Washer/Dryer
- [ ] Carpeting
- [ ] Other:

Project Amenities

- [x] Pool
- [x] Sauna/Jacuzzi
- [ ] Clubhouse
- [ ] Meeting Room
- [ ] Community Room
- [ ] Other:
- [x] Fitness Center
- [x] Laundry Room
- [ ] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [x] Open Parking
- [ ] Tennis Court
- [ ] Car Wash Area
- [ ] Picnic Area
- [ ] Barbecue Grills
- [ ] Carports
- [ ] Garages
- [ ] Gated Entrance
- [ ] Business Center
- [ ] Desk Service/Concierge

Renovation History

Kitchen Area
- [x] Appliances
- [x] Cabinetry
- [ ] Flooring
- [x] Countertops

Bathroom(s)
- [x] Vanity
- [x] Sink/Fixtures
- [ ] Tub/Surround

Unit Features
- [ ] Flooring
- [ ] Interior Doors
- [x] Paint
- [ ] Light Fixtures
- [ ] Entry Door
- [ ] Windows

Date of Renovations: November 2003 through June 2005

RIVERSIDE PARK APARTMENTS

49

COMPARABLE RENTAL # 11

Property Information

Property Name: Southern Towers
Address: 4901 Seminary Road
City, State, Zip: Alexandria, VA 22311
County: City of Alexandria
Phone: (703) 567-4902 Date Surveyed: May 31, 2006
Number Units: 2,293 Number Vacant: 8
Vacancy Rate: 0.3%
Number of Stories: 16 Year Built: 1964
Style: Elevator Proximity to Subject: 3.8 miles

Overall Condition/Quality

[ ] Good [x] Avg [ ] Fair [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio/1Ba	391	$775-$800	$2.01
Studio/1Ba with balcony	395	$800-$815	$2.04
Studio/1Ba	441	$800-$815	$1.83
Studio/1Ba	477	$810-$825	$1.71
Studio/1Ba	498	$835-$860	$1.70
1BR/1Ba	653	$945-$970	$1.47
1BR/1Ba	721	$995-$1,005	$1.39
1BR/1Ba	725	$995-$1,020	$1.39
2BR/2Ba	884	$1,250-$1,285	$1.43
2BR/2Ba	928	$1,275-$1,305	$1.39
2BR/2BA	1,001	$1,375-$1,395	$1.38
2BR/2Ba Penthouse	1,450	$1,600	$1.10
3BR/2Ba	1,250	$1,520-$1,555	$1.23

Concessions

No concessions were reported at the time of this survey. Rents shown may include premiums for location, view and floor level.

Unit Amenities

[x] Range/Oven [ ] Washer/Dryer
[x] Refrigerator [ ] Washer/Dryer Hook-up
[x] Dishwasher (2BR units) [ ] Vaulted Ceiling
[x] Garbage Disposal [x] Window Treatments
[ ] Microwave Oven [ ] Patio
[x] A/C - Central [x] Balcony (select units)
[ ] Ceiling Fan [ ] Loft
[ ] Carpeting [ ] Security System
[x] Hardwood Floors [ ] Fireplace
[x] Storage

Utilities Included in Rent

[x] Cooking(G) [x] Electricity [x] Trash [x] Cold Water
[x] Hot Water(G) [x] Heat(G) [x] A/C [x] Sewer

Rent Premiums

[ ] Garage/Carport
[ ] Storage Space
[ ] Location/View
[ ] Fireplace
[ ] Washer/Dryer
[ ] Carpeting
[x] Dishwasher (1BR unit) $25/mo.

Project Amenities

[x] Pool (2) [x] Fitness Center [x] Open Parking [ ] Carports
[ ] Sauna/Jacuzzi [x] Laundry Room [x] Tennis Courts (6) [ ] Garages
[ ] Clubhouse [ ] Playground [ ] Car Wash Area [ ] Gated Entrance
[ ] Meeting Room [ ] Volleyball Court [ ] Picnic Area [ ] Business Center
[x] Community Room [ ] Basketball Court [ ] Barbecue Grills [x] Desk Service/Concierge
[ ] Other:

Renovation History

Kitchen Area: [ ] Appliances [ ] Cabinetry [ ] Flooring [ ] Countertops
Bathroom(s): [ ] Vanity [ ] Sink/Fixtures [ ] Tub/Surround
Unit Features: [ ] Flooring [ ] Interior Doors [ ] Paint
[ ] Light Fixtures [ ] Entry Door [ ] Windows

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

50

COMPARABLE RENTAL # 12

Property Information

Property Name: EOS 21 Apartments
Address: 140 South Van Dorn Street
City, State, Zip: Alexandria, VA 22304
County: City of Alexandria
Phone: (703) 212-2666 | Date Surveyed: May 26, 2006
Number Units: 1,200 | Number Vacant: 98
Vacancy Rate: 8.2%
Number of Stories: 4-6 | Year Built: 1963-1967
Style: Elevator | Proximity to Subject: 3.9 miles

N

Overall Condition/Quality

☐ Good ☐ Avg ☐ Fair ☐ Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
Studio/1Ba	496	$930	$1.88
1BR/1Ba	708	$1,100	$1.55
1BR/1Ba	843	$1,150	$1.36
2BR/2Ba	1,048	$1,420	$1.35
2BR/2Ba	1,182	$1,465	$1.24

Concessions

No concessions were reported at the time of this survey.

Unit Amenities

- ✓ Range/Oven
- ✓ Refrigerator
- ✓ Dishwasher
- ✓ Garbage Disposal
- ✓ Microwave Oven
- ✓ A/C - Central
- ✓ Ceiling Fan
- ☐ Carpeting
- ✓ Hardwood Floors
- ☐ Other:
- ☐ Washer/Dryer
- ☐ Washer/Dryer Hook-up
- ☐ Vaulted Ceiling
- ✓ Window Treatments
- ✓ Patio
- ✓ Balcony (select units)
- ☐ Loft
- ✓ Security System
- ☐ Fireplace

Utilities Included in Rent

- ✓ Cooking(G)
- ✓ Electricity
- ✓ Trash
- ☐ Cold Water
- ☐ Hot Water(G)
- ✓ Heat(G)
- ✓ A/C
- ☐ Sewer

Rent Premiums

- ☐ Garage/Carport
- ☐ Storage Space
- ☐ Location/View
- ✓ Fireplace $30/month
- ✓ Washer/Dryer $60/month
- ☐ Carpeting
- ☐ Other:

Project Amenities

- ✓ Pool (2)
- ✓ Sauna/Jacuzzi
- ✓ Clubhouse
- ☐ Meeting Room
- ☐ Community Room
- ✓ Fitness Center
- ✓ Laundry Room
- ✓ Playground
- ✓ Volleyball Court
- ☐ Basketball Court
- ☐ Open Parking
- ✓ Tennis Court
- ☐ Car Wash Area
- ✓ Picnic Area
- ✓ Barbecue Grills
- ☐ Carports
- ☐ Garages
- ✓ Gated Entrance
- ✓ Business Center
- ☐ Desk Service/Concierge
- ✓ Other: Convenience store; daycare facility; dry cleaner and delicatessen on site

Renovation History

Kitchen Area: ✓ Appliances, ✓ Cabinetry, ✓ Flooring, ✓ Countertops
Bathroom(s): ✓ Vanity, ✓ Sink/Fixtures, ☐ Tub/Surround
Unit Features: ☐ Flooring, ☐ Interior Doors, ✓ Paint, ✓ Light Fixtures, ☐ Entry Door, ☐ Windows

Date of Renovations: 2000 and 2006

Comments

Originally 1,534 units, this project converted 344 units to condominiums since 2003. On-site management reports that 80 units are currently undergoing renovations.

RIVERSIDE PARK APARTMENTS

51

COMPARABLE RENTAL # 13

Property Information

Property Name: **Cascade at Landmark**
Address: 300 Yoakum Parkway
City, State, Zip: Alexandria, VA 22304
County: City of Alexandria
Phone: (703) 461-3636 Date Surveyed: May 30, 2006
Number Units: 227 Number Vacant: 6
Vacancy Rate: 2.6%
Number of Stories: 10 Year Built: 1990
Style: Elevator Proximity to Subject: 4.4 miles

Overall Condition/Quality

☐ Good ☑ Avg ☐ Fair ☐ Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
1BR/1Ba	690	$1,212	$1.76
1BR/1Ba	900-980	$1,279-$1,472	$1.87
1BR/1Ba	730-865	$1,259-$$1,300	$1.60
1BR/1Ba	1,000	$1,420	$1.42
1BR/1Ba	1,005	$1,650	$1.64
1BR/1Ba with Den	1,010	$1,520	$1.50
2BR/1Ba	1,035	$1,530	$1.48
2BR/2Ba	1,130	$1,495	$1.32
2BR/2Ba	1230-1240	$1,602-$1,655	$1.32
2BR/2Ba	1,300	$1,635	$1.26
2BR/2Ba	1,250	$1,766	$1.41

Concessions

No concessions were reported at the time of this survey. Rents shown may inlcude premiums for location, view and floor level.

Unit Amenities

☑ Range/Oven ☑ Washer/Dryer
☑ Refrigerator ☐ Washer/Dryer Hook-up
☑ Dishwasher ☐ Vaulted Ceiling
☑ Garbage Disposal ☑ Window Treatments
☑ Microwave Oven ☑ Patio
☑ A/C - Central ☑ Balcony
☑ Ceiling Fan ☐ Loft
☑ Carpeting ☑ Security System
☐ Hardwood Floors ☐ Fireplace
☐ Other:

Utilities Included in Rent

☐ Cooking(E) ☐ Electricity ☑ Trash ☐ Cold Water
☐ Hot Water(E) ☐ Heat(E) ☐ A/C ☐ Sewer

Rent Premiums

☑ Garage(2nd vehicle) $100/month
☑ Storage Space $35-$50/month
☑ Location/View Select units
☐ Fireplace
☐ Washer/Dryer
☐ Carpeting
☐ Other:

Project Amenities

☑ Pool ☑ Fitness Center ☐ Open Parking ☑ Car Wash Area
☑ Sauna/Jacuzzi ☑ Laundry Room ☑ Tennis Court ☑ Parking Garage
☑ Clubhouse ☐ Playground ☑ Car Wash Area ☐ Gated Entrance
☐ Meeting Room ☐ Volleyball Court ☑ Picnic Area ☑ Business Center
☑ Community Room ☐ Basketball Court ☑ Barbecue Grills ☑ Desk Service/Concierge
☐ Other:

Renovation History

Kitchen Area ☐ Appliances ☐ Cabinetry ☐ Flooring ☐ Countertops
Bathroom(s) ☐ Vanity ☐ Sink/Fixtures ☐ Tub/Surround
Unit Features ☐ Flooring ☐ Interior Doors ☐ Paint
☐ Light Fixtures ☐ Entry Door ☐ Windows

Date of Renovations: N/A

RIVERSIDE PARK APARTMENTS

52

COMPARABLE RENTAL # 14

Property Information

Property Name:	Carlyle Mill
Address:	2201 Mill Road
City, State, Zip:	Alexandria, VA 22314
County	City of Alexandria
Phone:	(703) 739-0557
Date Surveyed:	May 30, 2006
Number Units:	317
Number Vacant:	4
Vacancy Rate:	1.3%
Number of Stories:	4
Year Built:	2002
Style:	Elevator
Proximity to Subject:	0.5 miles

Overall Condition/Quality

- [x] Good
- [ ] Avg
- [ ] Fair
- [ ] Poor

Unit Breakdown

Unit Type	Unit Size (SF)	Monthly Rent	Rent per SF
1BR/1Ba	711-1136	$1585-$1900	$1.87
2BR/2Ba	1062-1196	$1830-$2400	$1.88
2BR/2Ba with Den	1447-1475	$2500-$2800	$1.81

Concessions

No concessions were reported at the time of this survey. Rents shown may include premiums for location, view and floor level.

Unit Amenities

- [x] Range/Oven
- [x] Refrigerator
- [x] Dishwasher
- [x] Garbage Disposal
- [ ] Microwave Oven
- [x] A/C - Central
- [ ] Ceiling Fan
- [x] Carpeting
- [ ] Hardwood Floors
- [ ] Other:
- [x] Washer/Dryer
- [ ] Washer/Dryer Hook-up
- [ ] Vaulted Ceiling
- [x] Window Treatments
- [x] Patio (select units)
- [x] Balcony (select units)
- [ ] Loft
- [x] Security System
- [ ] Fireplace

Utilities Included in Rent

- [ ] Cooking(E)
- [ ] Electricity
- [x] Trash
- [ ] Cold Water
- [ ] Hot Water(G)
- [ ] Heat(G)
- [ ] A/C
- [ ] Sewer

Rent Premiums

[x] Garage(2nd vehicle)	$85/month
[x] Open Roof Parking	$60/month (2nd vehicle)
[x] Location/View	Select units
[x] Fireplace	$30/month
[ ] Washer/Dryer	
[ ] Carpeting	
[ ] Other:	

Project Amenities

- [x] Pool
- [ ] Sauna/Jacuzzi
- [x] Clubhouse
- [ ] Meeting Room
- [x] Community Room
- [x] Fitness Center
- [ ] Laundry Room
- [ ] Playground
- [ ] Volleyball Court
- [ ] Basketball Court
- [x] Open Roof Parking
- [ ] Tennis Court
- [ ] Car Wash Area
- [ ] Picnic Area
- [ ] Barbecue Grills
- [ ] Carports
- [x] Parking Garage
- [ ] Gated Entrance
- [x] Business Center
- [ ] Desk Service/Concierge
- [x] Other: Organized social events; Large-screen television theatre; resident pub

Renovation History

Kitchen Area: [ ] Appliances [ ] Cabinetry [ ] Flooring [ ] Countertops

Bathroom(s): [ ] Vanity [ ] Sink/Fixtures [ ] Tub/Surround

Unit Features: [ ] Flooring [ ] Interior Doors [ ] Paint [ ] Light Fixtures [ ] Entry Door [ ] Windows

Date of Renovations: N/A

Comments

Short-term leases and/or furnished units are available.

RIVERSIDE PARK APARTMENTS

53

Estimate of Apartment Income
The subject’s economic rents on an “As Is” basis are estimated in consideration of current and past scheduled rents and the rental rates reported at the comparable rental projects. Economic rents for the subject condition are generally within the range of the current streets and are reasonable based upon the subject’s recent history and comparable rental data. The projected economic rents are toward the lower end of the range of rents exhibited by the rent comparables by unit type. Some of the subject’s apartments have already been renovated and lease for $100 per month premiums. Some of the subject’s units also are leased at $10 per month premiums for floor level or for premium views. These premiums are included in the scheduled rent ranges below. The following chart contains a summary of the estimated economic rents assuming “As Is” condition prior to renovation as compared to the subject’s current scheduled rents according to the May 25, 2006 rent roll and the reported street rents.

No. of	Unit Room Count			Total	SF Area	No. Units		Scheduled Rents			Total	Market	Total
Units	Tot	BR	ba	Rooms	Per Unit	Vacant	Street Rents	Min	Max	Avg	Rents	Rents	Rents
14	2	E	1	28	289	0	$739-779	$750	$819	$785	$10,996	$780	$10,920
140	2	E	1	280	500	3	$859-889	$720	$949	$844	$118,096	860	$120,400
70	2	E	1	140	550	20	$929-959	$787	$1,009	$885	$61,962	895	$62,650
741	3.5	1	1	2594	820	122	$949-1,049	$764	$1,180	$976	$723,531	990	$733,590
257	4.5	2	2	1157	1134	107	$1,299-1,329	$1,118	$1,489	$1,291	$331,851	1,290	$331,530

1222	< TOTALS >			4199		252					$1,246,436		$1,259,090

Potential gross apartment rent is projected at $1,259,090 per month or $15,109,080 per year. The above economic rents include no utilities since the subject’s residents are billed for their utility usage under a Ratio Utility Billing System (RUBS). The RUBS program at the subject charges tenants for their use of electricity, water and sewer usage and trash removal.
This valuation has estimated the subject’s c “As Is” market value prior to renovation in accordance with the client’s request. As a result, the subject’s economic rents are based upon current conditions at the subject assuming stabilized property conditions. As of May 25, 2006, 252 of the subject’s 1,222 units were reported as vacant. This elevated vacancy rate is attributed to the subject’s ownership’s decision to allow units to remain vacant in anticipation of the pending renovation program.
Concessions
The subject’s operating history indicates concessions of $111,403 (0.8%) in 2002, $75,143 (0.6%) in 2003, $101,870 (0.8%) in 2004, $439,950 (3.0%) in 2005 and $391,275 (2.6%) for annualized 2006 (four months). None of the fourteen rent comparables surveyed for this appraisal reported the use of concessions. The lack of concessions in the market is evidence of a strong rental market. Based on the subject’s reported history and in consideration of market data, rent concessions have been projected at 1.0% of gross apartment rent for this projection.

RIVERSIDE PARK APARTMENTS	54

Vacancy and Collection Loss
The subject’s May 25, 2006 rent roll shows 252 vacant units (20.6%) including down units. As noted previously, the subject’s renovation has required the ownership to position the project for the upcoming construction. As a result, some units are being intentionally vacated so that apartments can be renovated. The May 13, 2005 rent roll indicated 168 vacant units while the December 16, 2004 exhibited 70 vacant units. The December 2004 rent roll is more reflective of the subject’s vacancy rate on a stabilized basis which is the premise of this appraisal despite the subject’s current elevated vacancy rate. The subject’s vacancy history was reported as follows: 5.4% in 2002; 4.1% in 2003 and 5.6% in 2004. These vacancy rates reflect the subject’s occupancy prior to the onset of increased move-outs prior to the renovation currently underway as reflected in the subject’s 2005 vacancy loss rate of 15.9% and annualized 2006 rate of 24.2%. Following is a summary of the vacancy rates reported at the rent comparables which indicate a sub-market vacancy rate of 2.9%.

	Project Name	# Units	Yr Blt	# Vac	Vac Rate
1	Huntington Gateway	443	1990	7	1.6%
2	Belle Haven Towers	569	1964-73	9	1.6%
3	Hunting Point on the Potomac	530	1948	60	11.3%
4	Carydale East	233	1965	5	2.1%
5	Meridian at Carlyle	403	2001	4	1.0%
6	The Reserve at Eisenhower	250	2001	5	2.0%
7	Meridian at Braddock Station	480	1991-2002	4	0.8%
8	The Summit	142	1980	2	1.4%
9	3001 Park Center	326	1989	4	1.2%
10	London Park Towers	458	1963	15	3.3%
11	Southern Towers	2,293	1964	8	0.3%
12	Eos 21 Apartments	1,200	1963-67	98	8.2%
13	Cascade at Landmark	227	1990	6	2.6%
14	Carlyle Mill	317	2002	4	1.3%

	Market Totals/Averages	7,871		231	2.9%

Some under-reporting of vacancies at the rent comparables is assumed. For the purposes of this valuation, the subject’s vacancy loss rate is projected at 5.5% based on the subject’s history between 2002 and 2004 ranging from 4.1% to 5.6% and in consideration of the market.

RIVERSIDE PARK APARTMENTS	55

Collection losses at the subject were 1.1% in 2002, 1.3% in 2003, 0.7% in 2004, 0.4% in 2005 and 0.2% for annualized 2006. A collection loss rate of 1.0% is projected for the subject. The appraiser has applied a combined vacancy and collection loss allowance of 6.5% against the economic apartment rent potential for the subject. The following chart summarizes the subject’s history of rental apartment income, concessions, vacancies and collection losses along with the undersigned’s projections:
SUMMARY OF APARTMENT RENTAL INCOME

Riverside Park	01-Jan-02	01-Jan-03	01-Jan-04	01-Jan-05	2006 Annualized	Appraiser's
1222 UNITS	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	4 months	Projection
Potential Gross Apartment Rent	$13,440,333	$13,208,382	$13,514,635	$14,493,249	$14,967,078	$15,109,080
Less Concessions	(111,403)	(75,143)	(101,870)	(439,950)	(391,275)	(151,091)
Adjusted Potential Gross Apartment Rent	$13,328,930	$13,133,239	$13,412,765	$14,053,299	$14,575,803	$14,957,989
Less Vacancies	(715,498)	(537,419)	(754,981)	(2,236,930)	(3,532,614)	(822,689)
Less Collection Losses	(150,549)	(170,902)	(88,156)	(54,741)	(28,149)	(149,580)
Total Vacancy and Collection Losses	(866,047)	(708,321)	(843,137)	(2,291,671)	(3,560,763)	(972,269)
Effective Gross Apartment Rent	$12,462,883	$12,424,918	$12,569,628	$11,761,628	$11,015,040	$13,985,720
Vacancy Percentage	-5.4%	-4.1%	-5.6%	-15.9%	-24.2%	-5.5%
Collection Loss Percentage	-1.1%	-1.3%	-0.7%	-0.4%	-0.2%	-1.0%
Total V & C Percentage	-6.5%	-5.4%	-6.3%	-16.3%	-24.4%	-6.5%
The appraiser’s gross apartment rent is only 1.0% above the May 25, 2006 rent roll that includes market rents for vacant units.
Commercial Income
As currently configured, the subject’s commercial component consists of 3 commercial units located in grade level spaces in Buildings I and II. The commercial space contains approximately 3,133 square feet of occupied space according to square foot figures reported by management. The following is a summary of the subject’s commercial leases along with unit sizes, current lease terms, current scheduled monthly rent per lease information provided to the undersigned effective May 25, 2006 and rent per square foot.

				Scheduled
		Lease		Monthly Rent
Location	Tenant	Area(s.f.)	Expiration	Rent	P.S.F.
1-107	D.F. Reynolds &
	J.G. Zaletel, DDS	1,134	12/31/2001	$1,600	$16.93
2-103	Variety Mart	1,710	12/31/2006	$2,357	$16.54
2-100	Riverside Cleaners	289	4/30/2004	$801	$33.26

TOTAL		3,133		$4,758	$18.22

*	Tenants with expired leases are occupying space on a “month-to-month” basis

RIVERSIDE PARK APARTMENTS	56

The subject’s commercial units are rented on a similar basis as the apartments with utilities paid by the tenant. The subject’s dentist, convenience store and dry cleaner have occupied space at the subject for many years and the income stream is considered stable. The rental rates for the above-cited commercial tenants are virtually the same as the lease rates from an appraisal completed by the undersigned four years ago in June 2002.
Summary of Commercial Rent Comparables
COMMERCIAL RENT COMPARABLE #1
Shirlington House Apartments
140 South Van Dorn Street
Arlington County, VA
This is a 436-unit 10-story elevator-served apartment project that has a convenience store. The current lease rate for the convenience store at this project, which occupies a 1,050 SF space, is $18,336 per year or $17.46 per square foot plus a $35 per month water charge. This building has a comparable location.
COMMERCIAL RENT COMPARABLE #2
Mt. Zephyr Business Park
8305 Richmond Highway
Alexandria, Fairfax County, VA
This two-story professional office building has 1,450 square feet of medical office space available and is offered at a lease rate of $20.45 per square foot on a net basis. This first-floor space represents a sub-lease through November 2007. This comparable has frontage along Route 1 south of the subject in the Hybla Valley area of Fairfax County. The quality of the space is slightly superior relative to the subject property. Location is generally similar although exposure on Route 1 is superior to the subject.
COMMERCIAL RENT COMPARABLE #3
Franconia Professional Center
6180 Old Franconia Road
Alexandria, Fairfax County, VA
This 48,000 plus square foot office building built in 1988 has 8,899 square feet available for lease with unit sizes ranging from 453 square feet to 1,960 square feet. The asking lease rates for these office suites range from $18.00 to $20.00 per square foot on a net basis. The location of this office building is inferior to the subject’s since it is not in as close a proximity to the City of Alexandria and the Capital Beltway as the subject. Exposure is considered superior to the subject property.

RIVERSIDE PARK APARTMENTS	57

The scheduled lease rates of the subject’s three commercial spaces range from $16.54 per square foot to $33.26 per square foot. The cleaner’s lease rate is at a higher average square foot figure due to the small size of the space at only 289 square feet. The cited commercial lease comparables generally support the lease rates of the subject’s current existing commercial tenants.
The subject’s three commercial units are rented similar to a residential unit with utilities paid for by the tenants. The average per square foot rent is $18.22 for the three occupied spaces at their scheduled rents. Based upon scheduled rents for the three spaces, commercial lease income is projected at $57,096 annually or $18.22 per square foot. A 10% vacancy and collection loss allowance is applied to this gross income projection equating in effective commercial income of $51,386 per year.

Riverside Park	01-Jan-02	01-Jan-03	01-Jan-04	01-Jan-05	2006 Annualized	Appraiser's
1222 UNITS	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	4 months	Projection
Commercial Rent	$95,395	$61,109	$69,342	$61,881	$57,108	$51,386
OTHER INCOME
Other income is produced at the subject in various forms including month-to-month fees, short term lease fees, utility/RUBS income, net corporate rent, laundry income, cable TV income, telephone income, antenna income, miscellaneous income, late charges, NSF charges, non-refundable administrative fees, deposit forfeitures, pet fees, lease cancellation fees and application fees. Some of the other charges at the subject include the following: application fees — $40; $300 security deposit; $250 administrative fee; 10% late fee after the 5th of the month; termination fees equal to 1.5 months rent.
The subject’s history and projection of total other income including commercial income is shown on the following chart:
SUMMARY OF OTHER INCOME CATEGORIES

Riverside Park	01-Jan-02	01-Jan-03	01-Jan-04	01-Jan-05	2006 Annualized	Appraiser's
1222 UNITS	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	4 months	Projection
Month to Month	$70,618	$75,828	$51,850	$41,287	$44,931	$56,300	Based on 2003-2005 history
Short Term Lease Fee	$8,261	$42,336	$23,470	$14,373	$11,871	$26,700	Based on 2003-2005 history
Commercial Rent	$95,395	$61,109	$69,342	$61,881	$57,108	$51,386	2006 history less 10% V&CL
RUBS income — electricity	$589,054	$582,941	$629,481	$559,589	$473,376	$590,700	Based on 2003-2005 history
RUBS income — water/sewer	$256,280	$233,623	$227,621	$205,960	$189,375	$222,400	Based on 2003-2005 history
RUBS income — trash, misc.	$0	$0	$0	$110,743	$86,781	$98,800	Based on 2003-2005 history
Net Corporate Rent	$(2,268)	$28,216	$14,362	$1,973	$2,460	$2,000	Based on 2005 history
Laundry Income	$202,842	$195,941	$221,665	$176,912	$169,548	$198,200	Based on 2003-2005 history
Cable TV income	$56,232	$42,702	$54,903	$41,723	$53,316	$46,400	Based on 2003-2005 history
Telephone Income	$29,414	$18,022	$27,869	$23,066	$44,244	$23,000	Based on 2003-2005 history
Antenna income	$19,702	$15,766	$17,720	$12,935	$12,636	$12,600	Based on 2005 history
Miscellaneous Income	$18,452	$(83,203)	$11,692	$16,958	$45,633	$14,300	Based on 2004-2005 history
Late Charges	$78,001	$141,788	$61,766	$63,768	$56,718	$62,800	Based on 2004-2005 history
NSF Charges	$7,250	$6,480	$4,770	$3,395	$3,255	$4,900	Based on 2003-2005 history
Non-refundable Administrative Fees	$72,680	$88,140	$75,050	$80,000	$53,250	$81,100	Based on 2003-2005 history
Pet fees	$16,816	$18,853	$22,741	$25,766	$21,183	$22,500	Based on 2003-2005 history
Lease Cancellation	$87,989	$157,493	$148,214	$84,579	$56,634	$130,100	Based on 2003-2005 history
Application Fees	$18,685	$29,972	$27,570	$29,340	$24,540	$29,000	Based on 2003-2005 history

Total Effective Gross Other Income	$1,625,403	$1,656,007	$1,690,086	$1,554,248	$1,406,859	$1,673,186

Since these other income categories are reported on an effective gross basis, no adjustment for vacancy and collection losses is required.

RIVERSIDE PARK APARTMENTS	58

Income Conclusion
Following is a summary of the appraiser’s income projection for the subject assuming habitable condition with stabilized operations. The subject property is currently operated at an elevated vacancy rate of 20.6% in anticipation of a substantial renovation that was recently begun. Currently, 252 units are vacant as the subject’s buildings are being readied for a rehab program that was recently started in June 2006. This valuation is based upon the subject’s “As Is” condition before the start of renovation as of the date of this inspection (May 25, 2006) in accordance with the client’s instructions.

		Potential		Effective

Potential Gross Apartment Rent		$15,109,080
Less Concessions	1.0%	(151,091)

Adjusted Potential Gross Apartment Rent		14,957,989
Total Vacancy & Collection Losses	6.5%		(972,269)

Effective Gross Apartment Rent				13,985,720
Effective Gross Other Income		1,673,186		1,673,186

Total Gross Income		$16,631,175		$15,658,906

EXPENSE NOTES
The appraiser analyzed expense statements for comparable properties along with the subject’s January 1, 2002 through April 30, 2006 history. The owner’s income and expense statements have been converted into the consolidated statement shown at the end of this section. In making this projection, consideration has been given to current rates where applicable, the reported history at the subject and comparable expense data. The following explanatory notes are for the one-year projection period beginning on the effective date of this appraisal based upon the subject’s “As Is” condition prior to renovation with stabilized operations.
Fixed Expenses
1. Real estate taxes are based upon the Fairfax County Assessor’s estimate of market value (703-222-8234). Properties are reassessed annually with the assessed values set at 100% of fair market value. Assessments are established on a calendar year basis. Tax rates are set between April and June of each year and are applied to the assessment which is in effect on the preceding January 1. The subject’s 2006 assessment will be utilized by Fairfax County to calculate the subject’s tax liability for the current calendar year. The current assessment, rates and taxes are reported below. The following Map Reference Number identifies the subject’s parcel: 0833-01-0101. The 2006 county tax rate is $0.89 per $100 of assessed value. In addition, the subject’s rate includes $.001 per $100 of assessed value as a Gypsy Moth Control tax. The overall tax rate for the subject is $0.90.
Real estate tax assessments have been increasing for the subject between 2003 and 2006 and have also been rising since 2000. Over the 2003 through 2006 period, the tax rate has declined from $1.161 in 2003 to $1.131 in 2004 to $1.001 in 2005 to $0.90 in 2006. Thus, as assessments have been increasing for the majority of properties, the tax rate for Fairfax County has been adjusted downward to lessen the impact of these higher assessments. The subject’s real estate tax expense actually decreased in 2005 and 2006.

RIVERSIDE PARK APARTMENTS	59

The subject’s parcel is currently assessed at $90,090,900 or $73,724 per unit. Since the assessed value differs from the value appraised herein, a check of the reasonableness of the subject’s assessment has been made. The following apartment projects from the subject’s sub-market were researched for tax assessment information. These comparables represent a wide array of assessments that bracket the subject’s current assessment and proposed assessment.
Real Estate Tax Assessment Comparables

				Assessment
#	Project Name	Year Built	# Units	Per Unit
1	Munson Hill	1963	279	$65,442
2	Fairfax Towers	1977	415	$97,045
3	Belle Haven Towers	1964/73	569	$85,275
4	Ravenwood Towers	1962	310	$98,247
Subject	Riverside Park (2006)	1968-70	1222	$73,724

Subject	Riverside Park (estimated)	1968-70	1222	$92,155

The appraiser also researched recent Fairfax County sales to determine the increase in assessment subsequent to sale. Ravenwood Towers which sold in August 2004 for $32,670,000 saw its assessment increase by 24% to $28,282,660 in 2005. Skyline Towers, which sold for a recorded price of $165,500,000 in December 2005, saw its assessment increase 30.6% to $74,260,000 for 2006. The subject’s assessment for purposes of this appraisal is estimated at 25% above the current assessment rounded to $112,614,000 or $92,155 per unit since an appraisal assumes a sale of the subject property. If the subject were sold at the value appraised herein, it is likely that in the tax year following the sale (2007) the assessment would be adjusted to a level more closely reflecting the recorded sales price.
The following table summarizes the subject’s current, historical and projected real estate tax assessments and expenses.

Real Estate Tax Calculations	2003	2004	2005	2006	2007 (Projected)
Land Assessment	$28,106,000	$34,216,000	$36,660,000	$73,320,000
Improvement Assessment	$42,067,215	$47,125,455	$49,390,800	$16,770,900

Total Assessment	$70,173,215	$81,341,455	$86,050,800	$90,090,900	$112,614,000
Indicated Assessment Increase	—	15.9%	5.8%	4.7%	25.0%

Current Real Estate Tax Rate	1.161	1.131	1.001	0.900	0.900

Indicated Real Estate Tax Expense	$814,711	$919,972	$861,369	$810,818	$1,013,526
Rounded	$814,700	$920,000	$861,400	$810,800	$1,013,500
Real Estate Tax Expense/Unit	$667	$753	$705	$664	$829

Indicated Increase	—	12.9%	-6.4%	-5.9%	25.0%

RIVERSIDE PARK APARTMENTS	60

The subject’s 2006 assessment of $90,090,900 will be in effect through December 31, 2006 or for approximately six months of the 12-month projection period. The subject’s assessment is projected by the appraiser to increase to $112,614,000 for the January 1, 2007-December 31, 2007 period which includes the remaining six months of the subject’s 12-month projection period assuming a sale of the subject. In estimating the subject’s real estate tax expense for the 12-month projection period, a blended assessment including the current assessment for the first six months and the projected 2007 assessment for the final six months has been utilized. The following table displays the subject’s projected real estate tax expense assuming stable tax rates.

Annual Real Estate Tax Expense 2006	$810,800
Monthly Real Estate Tax Expense 2006	$67,567
Number of Months in Projection	6

First Portion of Real Estate Tax Projection		$405,402

Annual Real Estate Tax Expense 2007	$1,013,500
Projected Monthly Real Estate Tax in 2007	$84,458
Number of Months in Projection	6

Second Portion of Real Estate Tax Projection		$506,748

Weighted Average Real Estate Tax Expense		$912,150
	Rounded	$912,200
If the subject’s assessment were increased 25% to $112,614,000 in 2007, a rent increase of about $14 per month would be required to offset the increased real estate tax expense.
2. Other taxes or assessments expenses were reported as $1,824 in 2002, $2,070 in 2003, $2,398 in 2004 and $8,431 in 2005. The projected expense is based upon the subject’s average 2004-2005 history at $5,400 per year or $4 per unit.
3. Insurance expenses were $249,179 in 2002, $259,777 in 2003, $286,943 in 2004 and $297,294 in 2005. The expense is projected at 3% above the 2005 history at $306,200 or $251 per unit. This projection is considered reasonable in consideration of six of the cited expense comparables which indicated insurance expenses ranging from $218 to $307 per unit.
4. License expenses were reported as $37,009 in 2002, $45,806 in 2003, $50,178 in 2004 and $37,610 in 2005. The projected expense is based upon the subject’s average 2003-2005 history plus 5% at $46,800 or $38 per unit. This expense includes business license fees which are charged at a rate of $.26 per $100 of effective gross income (EGI) plus other miscellaneous taxes. Four of the attached expense comparables exhibit license-related expenses in a tight range of $35 to $40 per unit bracketing the projected expense for the subject property.

RIVERSIDE PARK APARTMENTS	61

Operational Expenses
7. Gas expenses totaled $155,149 in 2002, $149,985 in 2003, $175,400 in 2004 and $260,667 in 2005. Gas service is provided by Washington Gas Energy Services (888-236-9437). Gas costs continue to fluctuate based on seasonal climate changes, supply and demand and world events and have recently trended higher. The subject passes the cost of most utilities onto the tenants (RUBS). Despite this, the subject’s owner remains responsible for some utility costs associated with common areas. The projected expense is based upon the subject’s most recent full-year 2005 history plus 10% at $286,700 per year or $235 per unit.
8. Electricity expenses were $875,075 in 2002, $906,456 in 2003, $867,882 in 2004 and $876,614 in 2005. The majority of the cost for electricity at the subject is recouped through the RUBS with electricity income at $559,589 in 2005. The subject’s supplier, Dominion Virginia Power (888-667-3000), reports that no rate increases are anticipated through 2010 due to a rate freeze. Electricity expenses are projected based upon the subject’s 2005 history plus 5% at $920,400 per year or $753 per unit. Based on the projection of RUBS electricity income herein, net electricity expenses equate to about $317,025 or $259 per unit.
9. Water and sewer service is provided to the subject by the Fairfax County Water Authority (703-698-5800) and the Fairfax County Department of Public Works (703-246-5015), respectively. The water rate increased 3.4% while sewer rates increased 2.5% effective April 1, 2006. Water and sewer expenses were reported as follows: $196,039 in 2002, $357,181 in 2003, $317,436 in 2004 and $277,596 in 2005. The projected expense is based upon the subject’s average 2003-2005 history plus 5% at $333,300 per year or $273 per unit.
10. Trash removal expenses were reported as follows: $93,879 in 2002; $102,861 in 2003; $85,425 in 2004 and $86,493 in 2005. Six of the eight expense comparables indicate trash removal expenses ranging from $68 to $82 per unit. The expense is projected at 3% above the 2005 history at $89,100 per year or $73 per unit. Trash removal services are provided by Potomac Disposal Services of Virginia, LLC. It is noted that the subject bills tenants for trash removal (RUBS) which is included as other income.
11. Pest control expenses were reported as follows: $5,487 in 2002; $8,367 in 2003; $7,382 in 2004 and $16,520 in 2005. The projected expense is based upon the subject’s average 2003 through annualized 2005 history plus 5% at $11,300 per year or $9 per unit.
12. Building maintenance and repairs expenses were $211,217 in 2002, $374,755 in 2003, $396,860 in 2004 and $380,561 in 2005. The expense is projected in consideration of the subject’s average history for this expense item between 2003 and annualized 2005 plus 5% at $403,300 per year or $330 per unit. In addition to building maintenance and repairs, a separate expense for replacement reserves is projected later in this analysis. Replacement reserves are projected at $442 per unit. Total repairs and maintenance plus reserves are $772 per unit which should be adequate to properly maintain the subject.
RIVERSIDE PARK APARTMENTS

62

13. Interior and exterior decorating expenses were $121,852 in 2002, $190,124 in 2003, $186,153 in 2004 and $128,603 in 2005. The projected expense is based upon the subject’s average history between 2003 and 2005 plus 5% at $176,700 per year or $145 per unit. The projected expense is supported by the expense comparables which ranged from $109 to $200 per unit excluding three extremes.
14. Cleaning expenses were reported as follows: $293,865 in 2002; $323,022 in 2003; $334,236 in 2004 and $352,008 in 2005. The projected expense is based upon the subject’s average history between 2003 and 2005 plus 5% at $353,200 per year or $289 per unit.
16. Elevator maintenance expenses were $48,269 in 2002, $45,609 in 2003, $47,496 in 2004 and $48,681 in 2005. The projected expense is based upon the subject’s 2005 history plus 3% at $50,100 per year or $41 per unit. The subject property is served by twelve passenger elevators. Apex Elevator Corporation provides elevator maintenance services at the subject property.
17. Pool maintenance expenses were reported as follows: $37,366 in 2002; $52,950 in 2003; $61,396 in 2004 and $41,480 in 2005. The projected expense is based upon the subject’s 2003-2005 history plus 5% at $54,500 per year or $45 per unit. American Pool Service, Inc provides pool management services at the subject property. Two expense comparables indicated pool expenses at $47 per unit in support of this projection.
18. Parking area maintenance and snow removal expenses have fluctuated widely over the reported history as follows: $34,484 in 2003; $4,760 in 2004 and $11,203 in 2005. The projected expense is stabilized based upon the average 2003-2005 history plus 5% at $17,700 per year or $14 per unit. No separate expense for this item was reported during the 2002 history.
19. Gardening expenses were $73,601 in 2002, $78,635 in 2003, $85,133 in 2004 and $51,502 in 2005. The projected expense is stabilized based upon the average 2003-2005 history plus 5% at $75,300 per year or $62 per unit. Complete Landscaping provides gardening-related services at the subject property. Five expense comparables indicated gardening expenses ranging from $48 to $87 per unit in support of this projection.
20. Non-resident management fees typically range from 3% to 6% of effective gross annual income (EGI). The subject’s history for this expense item reflects nonresident management fees at 4% of gross collections. The subject property is professionally managed by an entity related to ownership and is not representative of an arms-length market rate fee. The appraiser interviewed three local management companies for this assignment (Equity Management, Gates Hudson Associates and CT Management) to determine an appropriate market management fee rate. These managers indicated that the subject could be managed for a fee between 2% and 2.75%. For the purposes of this analysis, it is estimated that the subject could be managed for a 2.5% fee in consideration of the subject’s large project size with 1,222 units, location and rent levels. At 2.5% of the effective gross income projected herein, nonresident management fees equate to $320 per unit.

RIVERSIDE PARK APARTMENTS	63

21-30. Payroll expenses are projected in consideration of the subject’s actual history between January 2002 and April 2006. The appraiser was provided with a payroll schedule dated May 31, 2006 showing 23 employees including 13 office employees and 10 maintenance employees. The following chart summarizes the subject’s history for payroll related expenses and the appraiser’s projection for these various expense items:
PAYROLL SUMMARY

Riverside Park	01-Jan-02	01-Jan-03	01-Jan-04	01-Jan-05	2006 Annualized	Appraiser’s
1222 UNITS	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	4 months	Projection
21 Resident manager’s salary	$378,092	$365,964	$405,215	$474,829	$524,397	$489,100
25 Engineer’s salary	$120,451	$205,483	$235,957	$249,084	$97,164	$256,600
29 Other salaries	$14,248	$61,778	$112,295	$81,620	$64,110	$84,100

Subtotal Salaries	$512,791	$633,225	$753,467	$805,533	$685,671	$829,800

30 Payroll taxes & benefits	$153,106	$149,886	$188,072	$223,548	$261,234	$207,500
Payroll taxes % of Salaries	29.9%	23.7%	25.0%	27.8%	38.1%	25.0%
22 Resident manager’s apt. allowance	$26,167	$0	$0	$0	$0	$0
24 Apartment allowances	$0	$16,996	$36,960	$51,729	$39,369	39,400
28 Security related expenses	$165,552	$177,457	$168,546	$181,060	$186,714	$186,700
Total Payroll and Related Expenses	$512,791	$633,225	$1,147,045	$1,261,870	$1,172,988	$1,263,400

Per Unit	$420	$518	$939	$1,033	$960	$1,034

Resident manager’s salaries and engineer’s salaries are projected based upon the subject’s most recent 2005 history plus 3% to account for increased salary expenses at $489,100 and $256,600 per year, respectively. Other salaries are also projected based upon the subject’s 2005 history plus 3% at $84,100 per year or $69 per unit. Payroll taxes and benefits are projected at 25% of resident manager, engineer and other salaries based on the history. Security related expenses are projected based upon the subject’s annualized 2006 history at $186,700 per year or $153 per unit. In addition to salary-related expenses, the appraiser projected quarters allowances based upon the annualized 2006 history at $39,400 per year or $32 per unit. The appraiser was provided with a list of employee units that includes two rent-free units and three partially discounted units. The total payroll and related expenses for the subject are projected at $1,263,400 per year or $1,034 per unit. The projected expense is bracketed by the older vintage expense comparables that range from $857 to $1,245 per unit.
31. Advertising expenses were reported as follows: $91,929 in 2002; $118,542 in 2003, $105,403 in 2004 and $165,010 in 2005. The projected expense is based upon the subject’s 2005 history plus 3% at $170,000 per year or $139 per unit with support from the attached expense comparables which ranged from $91 to $224 per unit with an average of $141 per unit.
32. Telephone expenses were $49,003 in 2002, $60,043 in 2003, $57,144 in 2004 and $56,507 in 2005. The projected expense is based upon the subject’s average 2003-2005 history plus 5% at $60,800 per year or $50 per unit. Seven of the attached expense comparables indicate telephone expenses ranging from $28 to $54 per unit bracketing the projected expense.
33. Legal and Audit expenses were reported as $39,964 in 2002, $44,020 in 2003, $21,277 in 2004 and $46,009 in 2005. The projected expense is based upon the subject’s average 2003-2005 history plus 5% at $39,000 per year or $32 per unit.
35. Office/Model rent expenses were $22,092 in 2002, $38,848 in 2003, $37,382 in 2004 and $37,359 in 2005. The projected expense is based upon the subject’s 2005 history plus 3% at $38,500 per year or $32 per unit.

RIVERSIDE PARK APARTMENTS	64

36. Administrative and miscellaneous expenses were $133,708 in 2002, $133,130 in 2003, $169,295 in 2004 and $191,149 in 2005. The projected expense is based upon the subject’s average 2003-2005 history plus 5% at $172,800 per year or $141 per unit. Six of the attached expense comparables exhibit administrative and miscellaneous expenses ranging from $113 to $142 per unit bracketing the projected expense.
37-42. Replacement reserves have been calculated based upon straight-line recapture of short-lived components over their useful lives. The underlying premise is that periodic installments are made into a reserve account to provide sufficient funds to replace components at the ends of their useful lives. Replacement reserves for the subject in its current “As Is” condition are computed as follows:
REPLACEMENT RESERVES

Item	# Units	$/Unit	Total	Life	Reserve
Carpets — Units	1222	$1,000	$1,222,000	7	$174,600
Carpets — Hallways	1	180,000	180,000	7	25,700
Ranges & Refrigerators	1222	770	940,940	12	78,400
Microwave Ovens	1222	150	183,300	10	18,300
Dishwashers	988	190	187,720	10	18,800
Garbage Disposal	1222	50	61,100	10	6,100
HVAC units	2477	650	1,610,050	12	134,200
Hot water heaters	3	200,000	600,000	10	60,000
Roofs	1804	200	360,800	15	24,100

Total Reserves		$442			$540,200

Total projected expenses and reserves are $6,718,400 or $5,498 per unit. This estimate is supported by the subject’s history and comparable expense data presented on the following pages. The attached expense comparables exhibit total expenses on a per unit basis ranging from $5,078 to $6,157 with varying utility allocations. The subject with most utilities included in the expense history and much of it recouped by the owner via RUBS, the subject’s expenses with utilities on a net basis equate to $4,752 per unit.

RIVERSIDE PARK APARTMENTS	65

CONSOLIDATED STATEMENT

Riverside Park	01-Jan-02	01-Jan-03	01-Jan-04	01-Jan-05	2006 Annualized	Appraiser’s	Projection
1222 UNITS	31-Dec-02	31-Dec-03	31-Dec-04	31-Dec-05	4 months	Projection	per Unit
Potential Gross Apartment Rent	$13,440,333	$13,208,382	$13,514,635	$14,493,249	$14,967,078	$15,109,080	$12,364
Less Concessions	(111,403)	(75,143)	(101,870)	(439,950)	(391,275)	(151,091)	(124)
Adjusted Potential Gross Apartment Rent	$13,328,930	$13,133,239	$13,412,765	$14,053,299	$14,575,803	$14,957,989	12,241
Less Vacancies	(715,498)	(537,419)	(754,981)	(2,236,930)	(3,532,614)	(822,689)	(673)
Less Collection Losses	(150,549)	(170,902)	(88,156)	(54,741)	(28,149)	(149,580)	(122)
Total Vacancy and Collection Losses	(866,047)	(708,321)	(843,137)	(2,291,671)	(3,560,763)	(972,269)	(796)
Effective Gross Apartment Rent	12,462,883	12,424,918	12,569,628	11,761,628	11,015,040	13,985,720	11,445
Month to Month	70,618	75,828	51,850	41,287	44,931	56,300	46
Short Term Lease Fee	8,261	42,336	23,470	14,373	11,871	26,700	22
Commercial Rent	95,395	61,109	69,342	61,881	57,108	51,386	42
RUBS income — electricity	589,054	582,941	629,481	559,589	473,376	590,700	483
RUBS income — water/sewer	256,280	233,623	227,621	205,960	189,375	222,400	182
RUBS income — trash, misc.	0	0	0	110,743	86,781	98,800	81
Net Corporate Rent	(2,268)	28,216	14,362	1,973	2,460	2,000	2
Laundry Income	202,842	195,941	221,665	176,912	169,548	198,200	162
Cable TV income	56,232	42,702	54,903	41,723	53,316	46,400	38
Telephone Income	29,414	18,022	27,869	23,066	44,244	23,000	19
Antenna income	19,702	15,766	17,720	12,935	12,636	12,600	10
Miscellaneous Income	18,452	(83,203)	11,692	16,958	45,633	14,300	12
Late Charges	78,001	141,788	61,766	63,768	56,718	62,800	51
NSF Charges	7,250	6,480	4,770	3,395	3,255	4,900	4
Non-refundable Administrative Fees	72,680	88,140	75,050	80,000	53,250	81,100	66
Pet fees	16,816	18,853	22,741	25,766	21,183	22,500	18
Lease Cancellation	87,989	157,493	148,214	84,579	56,634	130,100	106
Application Fees	18,685	29,972	27,570	29,340	24,540	29,000	24
Total Effective Gross Other Income	1,625,403	1,656,007	1,690,086	1,554,248	1,406,859	1,673,186	1,369
Effective Gross Income	14,088,286	14,080,925	14,259,714	13,315,876	12,421,899	15,658,906	12,814
FIXED EXPENSES
1 Real Estate Taxes	827,851	814,711	919,972	861,369	913,053	912,200	746
2 Other taxes or assessments	1,824	2,070	2,398	8,431	5,913	5,400	4
3 Insurance	249,179	259,777	286,943	297,294	331,305	306,200	251
4 Licenses	37,009	45,806	50,178	37,610	49,212	46,800	38
5 Unsubordinated ground rent	0	0	0	0	0	0	0

Subtotal: Fixed Expenses	$1,115,863	$1,122,364	$1,259,491	$1,204,704	$1,299,483	$1,270,600	$1,040

OPERATIONAL EXPENSES
6 Fuel	0	0	0	0	0	0	0
7 Gas	155,149	149,985	175,400	260,667	373,719	286,700	235
8 Electricity	875,075	906,456	867,882	876,614	923,889	920,400	753
9 Water & sewer	196,039	357,181	317,436	277,596	221,619	333,300	273
10 Trash removal	93,879	102,861	85,425	86,493	80,781	89,100	73
11 Pest control	5,487	8,367	7,382	16,520	11,385	11,300	9
12 Building maintenance & repairs	211,217	374,755	396,860	380,561	359,583	403,300	330
13 Interior & exterior decorating	121,852	190,124	186,153	128,603	149,604	176,700	145
14 Cleaning expenses	293,865	323,022	334,236	352,008	338,487	353,200	289
15 Supplies	0	0	0	0	0	0	0
16 Elevator maintenance	48,269	45,609	47,496	48,681	53,979	50,100	41
17 Pool maintenance	37,366	52,950	61,396	41,480	41,505	54,500	45
18 Parking area maint. & snow removal	0	34,484	4,760	11,203	17,550	17,700	14
19 Gardening	73,601	78,635	85,133	51,502	32,403	75,300	62
20 Nonresident management	569,665	565,975	568,003	536,258	495,498	391,500	320
21 Resident manager’s salary	378,092	365,964	405,215	474,829	524,397	489,100	400
22 Resident manager’s apt. allowance	26,167	0	0	0	0	0	0
23 Custodian’s salary	0	0	0	0	0	0	0
24 Custodian’s apt. allowance	0	16,996	36,960	51,729	39,369	39,400	32
25 Engineer’s salary	120,451	205,483	235,957	249,084	97,164	256,600	210
26 Recreation salary	0	0	0	0	0	0	0
27 Telephone operator’s salary	0	0	0	0	0	0	0
28 Security related expenses	165,552	177,457	168,546	181,060	186,714	186,700	153
29 Other salaries	14,248	61,778	112,295	81,620	64,110	84,100	69
30 Payroll taxes	153,106	149,886	188,072	223,548	261,234	207,500	170
31 Advertising	91,929	118,542	105,403	165,010	270,465	170,000	139
32 Telephone	49,003	60,043	57,144	56,507	51,531	60,800	50
33 Legal & audit	39,964	44,020	21,277	46,009	20,772	39,000	32
34 Corporate Unit Expenses	0	0	0	0	0	0	0
35 Office/Model Rent	22,092	38,848	37,382	37,359	23,436	38,500	32
36 Administrative & miscellaneous	133,708	133,130	169,295	191,149	180,615	172,800	141

Subtotal: Operational Expenses	$3,875,776	$4,562,551	$4,675,108	$4,826,090	$4,819,809	$4,907,600	$4,016

REPLACEMENT RESERVES
37 Carpeting	0	58,045	72,112	73,692	0	200,300	164
38 Ranges, refrigerators, microwaves	18,455	17,074	31,947	5,750	10,062	96,700	79
39 Dishwashers, disposals	65,803	5,070	13,648	3,870	17,517	24,900	20
40 HVAC + HWH	0	0	0	0	0	194,200	159
41 Roof replacement	0	0	0	0	0	24,100	20
42 Paving/miscellaneous replacements	0	0	0	0	0	0	0

Subtotal: Replacement Reserves	$84,258	$80,189	$117,707	$83,312	$27,579	$540,200	$442

TOTAL EXPENSES & RESERVES	$5,075,897	$5,765,104	$6,052,306	$6,114,106	$6,146,871	$6,718,400	$5,498
OPERATING EXPENSE RATIO	33.9%	39.0%	40.1%	39.2%	38.5%	40.4%
NET OPERATING INCOME	$9,012,389	$8,315,821	$8,207,408	$7,201,770	$6,275,028	$8,940,506	$7,316
Capitals excluded from above	$633,862	$384,880	$207,733	$168,775	$288,750	—	—
Capitalized @					6.0%	149,000,000	$121,931

RIVERSIDE PARK APARTMENTS	66

EXPENSE COMPARABLES
Northern Virginia Elevator Apartment Expense Comparables
Presented on a Per Unit Basis

Comparable
Location	Arlington	Alexandria	Arlington	Arlington	Arlington	Arlington	Arlington	Arlington
Expense Year	2005	2003	2003	2003	2003	2002	2001	2001
# of Units	450-500	150-200	200-250	250-300	200-250	400-450	700-750	350-400
Average Unit Square Footage	753	697	841	682	833	906	844	968
Year Built	1963	1967	1959	1963	1966	1998	1994	1985
Utilities Included in Rent	All	All	All	All	All	None	W & S	None
FIXED EXPENSES
1 Real Estate Taxes	837	559	719	832	843	1,464	1,480	1,295
2 Other taxes or assessments	1	0	0	0	0	16	0	4
3 Insurance	281	218	239	292	307	229	94	80
4 Licenses	39	60	35	36	40	63	0	57
5 Unsubordinated ground rent	0	0	0	0	0	0	0	0

Subtotal: Fixed Expenses	1,157	838	993	1,159	1,190	1,773	1,574	1,436

OPERATIONAL EXPENSES
6 Fuel	0	0	0	0	28	0	0	0
7 Gas	385	350	528	322	331	0	0	0
8 Electricity	346	481	443	518	491	217	426	264
9 Water & sewer	283	434	223	281	74	74	Item 8	14
10 Trash removal	109	82	78	77	68	68	49	70
11 Pest control	9	29	51	31	39	4	0	11
12 Building maintenance & repairs	154	251	338	286	272	208	782	173
13 Interior & exterior decorating	239	109	195	148	200	63	373	148
14 Cleaning expenses	70	338	656	594	488	103	0	124
15 Supplies	24	1	0	0	0	0	0	0
16 Elevator maintenance	45	116	69	83	118	97	0	82
17 Pool maintenance	47	0	97	93	0	47	0	62
18 Parking area maint. & snow removal	28	49	37	51	53	0	1	16
19 Gardening	73	65	68	104	87	17	48	94
20 Nonresident management	437	525	354	369	429	601	574	553
21 Resident manager’s salary	551	386	485	404	279	1,258	Item 29	569
22 Resident manager’s apt. allowance	31	176	80	149	193	14	0	125
23 Custodian’s salary	135	0	0	0	0	0	0	151
24 Custodian’s apt. allowance	0	0	0	0	0	0	0	0
25 Engineer’s salary	281	252	291	190	268	Item 21	Item 29	363
26 Elevator operator’s salary	0	75	0	0	0	0	0	0
27 Telephone operator’s salary	0	0	0	0	0	0	0	0
28 Security personnel’s salary	3	52	162	120	0	0	19	91
29 Other salaries	29	57	36	60	47	0	1,368	0
30 Payroll taxes	216	74	96	62	70	290	Item 29	0
31 Advertising	113	224	136	91	192	143	92	94
32 Telephone	28	42	29	46	41	42	0	54
33 Legal & audit	9	74	79	96	86	41	31	3
34 Leased furniture	0	0	0	0	0	0	0	0
35 Office/Model Rent	0	0	0	0	0	108	0	148
36 Miscellaneous Administrative	124	136	113	115	113	64	142	82

Subtotal: Operational Expenses	3,767	4,377	4,645	4,291	3,968	3,460	3,906	3,292

REPLACEMENT RESERVES
37 Carpeting	0	0	0	0	0	0	106	0
38 Ranges & refrigerators	0	0	0	0	0	0	65	0
39 Dishwashers & disposals	0	0	0	0	0	0	0	0
40 Hot water heaters	0	0	0	0	0	0	0	0
41 Washers and dryers	0	0	0	0	0	0	0	0
42 Miscellaneous replacements	300	300	519	176	59	350	100	350

Subtotal: Replacement Reserves	300	300	519	176	59	350	272	350

TOTAL EXPENSES & RESERVES	$5,225	$5,214	$6,157	$5,626	$5,217	$5,583	$5,752	$5,078

TOTAL PAYROLL RELATED EXPENSES	$1,245	$1,071	$1,150	$985	$857	$1,563	$1,387	$1,299

RIVERSIDE PARK APARTMENTS	67

CAPITALIZATION
The projected first year Net Income Before Taxes and Debt Service has been capitalized into a value indication with an overall capitalization rate. The Overall Capitalization Rate has been derived through an application of Mortgage-Equity Theory known as the Band of Investment Technique and is further supported by market sales activity. The Band of Investment Technique utilizes a synthesis of mortgage interest and equity dividend rates based upon the following relationship:
R = mf + (l-m) Re
where: R = Overall Capitalization Rate
m = loan to value ratio
f = annual debt service constant
Re = equity dividend rate (cash-on-cash)
Interest only financing is commonly used for acquisitions in the current market. With interest only financing, an equity dividend rate of 5.5% is considered appropriate for the subject’s location, current market conditions and alternative investments such as corporate bonds and long-term treasury issues. Current mortgage terms are 6.15% interest rate; 10-year term, 30-year amortization and a 70% to 80% loan-to-value ratio. The subject’s overall capitalization rate utilizing this Market Rate financing (interest only) is calculated as follows:

Derivation of Overall Rate (Interest Only)
Interest Rate	6.15%
Amortization	30 Years
Loan-to-Value Ratio	80%
Equity Dividend Rate	5.5%

	Constant		Portion
Mortgage	6.15%	x	80.00%	=	0.0492
Equity	5.50%	x	20.00%	=	0.0110
	Overall Rate				0.0602
	Rounded				6.0%
In addition to Band of Investment, overall capitalization rates were extracted from available sales data. Following is a summary of overall rates reflected by the comparable sales.

Sale #	Project Name	Location	Units	Sale Date	Year Built	Exp %	Cap Rate
1	Skyline Towers	Fairfax, VA	939	Dec-05	1970	38.3%	5.4%
2	Arlington Overlook	Arlington, VA	711	Aug-04	1961	40.1%	5.5%
3	Ravenwood Towers	Fairfax, VA	310	Aug-04	1962	44.8%	6.1%
4	Georgian Towers	Montgomery, MD	885	Mar-04	1969	40.8%	7.3%
5	Chesterfield House	Arlington, VA	101	Nov-04	1968	49.2%	5.5%
6	The Alexandria	Alexandria, VA	1524	Jul-04	1963-67	39.7%	6.0%
Subject	Riverside Park		1222	N/A	1968-70	40.9%	6.0%est

RIVERSIDE PARK APARTMENTS	68

The comparable sales represent the most similar and recent apartment project sales from the subject’s Northern Virginia and Montgomery County in Maryland markets that are part of the Washington, DC regional market. The cited sales represent the most similar vintage and similar scale projects available for analysis. With the subject’s large scale at 1,222 units, four of six sales had project sizes ranging from 711 to 1,524 units. The arrayed sales were built between 1961 and 1970 bracketing the subject’s 1968-1970 vintage. These projects were in similar condition relative to the subject with post-sale renovations planned in most cases. The subject’s capitalization rate is estimated at 6.0% based on current investor requirements in consideration of the above overall rate data indicated by the comparable sales in Northern Virginia that range from a low of 5.4% to 6.1%. Despite the increase in mortgage rates over the last twelve months, the lack of supply and the abundance of mortgage capital have maintained capitalization rates in this range. This capitalization rate is for the subject in its “As Is” condition prior to renovation. Area brokers report strong demand for apartments with capitalization rates at low levels due to the availability of favorable financing and in light of alternative investment options. A project of the subject’s scale is rare and would generate great interest among institutional investors. With support from the above sales data and in consideration of the 6.0% overall rate developed by the Band of Investment, the subject’s overall capitalization rate is applied as follows:

Direct Capitalization	Net Income / Overall Rate	=	Value Indication
	$8,940,506/ 6.0%	=	$149,008,433
	Rounded		$149,000,000
A substantial renovation of the subject was recently begun. This valuation has estimated the subject’s market value prior to renovation as of May 25, 2006 in accordance with the client’s request.

RIVERSIDE PARK APARTMENTS	69

SALES COMPARISON APPROACH
The Sales Comparison Approach is based on the premise that the market value of a property is directly related to the prices of comparable, competitive properties. The value of a property in the market is set by the availability of substitute properties of similar utility and desirability. Value is sustained when the relationships between land and the improvements on the land and between property and its environment are in balance. Externalities such as the neighborhood and the economy can affect property value positively or negatively.
A systematic, five step procedure for applying the sales comparison approach involves: 1) researching the market for data on the prices of comparable properties, 2) verifying that the data is accurate and representative of arm’s length transactions, 3) determining relevant units of comparison, 4) comparing the subject with the comparables and adjusting the comparables for differences, and 5) reconciling the multiple value indications into a single value or range of values.
In other words, the sales data must also conform to the underlying conditions of the Definition of Market Value as defined by the Office of the Comptroller of the Currency. (i.e., typical motivation, fully informed buyers and sellers, reasonable marketing period, etc.)
The appraiser has collected market data by researching courthouse records, assessment office data and personal data files. Information was also gathered during field inspections and discussions with buyers, sellers, appraisers, brokers and leasing agents. The following is a description of Market Sales Data relied upon in the Sales Comparison Approach. The expenses stated for these comparables include an allowance for replacement reserves.

RIVERSIDE PARK APARTMENTS	70

COMPARABLE SALES MAP: Riverside Park

COMPARABLE SALES DATA — Sales #1-#3

ITEM	COMPARABLE No. 1	COMPARABLE No. 2	COMPARABLE No. 3
Address	Skyline Towers 5597 Seminary Road	Arlington Overlook 1201 S. Scott Street	Ravenwood Towers 6166 Leesburg Pike
Proximity to subj.	Falls Church 4.9 mi.	Arlington 5 mi.	Falls Church 6.8 mi.
Map Code	Sale #1 Fairfax Co.	Sale #2 Arl. Co.	Sale #3 Fairfax Co.
Lot size	12.7 acres	14.38 acres	13.06 acres
Brief description of building improvements	No. Units: 939 No. Vac: 70e Year Built: 1970 A 26-story masonry elevator apartment project w/comm. space.	No. Units: 711 No. Vac: 46 Year Built: 1961 A 9-story elevator apartment project.	No. Units: 310 No. Vac: 11 Year Built: 1962 A 6-story masonry elevator apartment building.
Quality	Average	Average	Average
Condition	Average-Good	Average	Average
Recreational facilities	Fitness center, Clubhouse	Fitness Center, picnic area, playground	Fitness center, tennis courts.
Pool	Swimming pool	Swimming pool	Swimming pool
Parking	Parking garage	Adequate	Adequate
Tenant appeal	Falls Church area of Fairfax Co.	Arlington County location	Fairfax County near Arlington & Alex, VA
Grantor	Fairfield Skyline LLC	Archstone-Smith	Ravenwood Twrs Inc.
Grantee	EQR-Skyline Towers LLC	Fairfield Residential	Fairfield Residential

	No. of	UNIT ROOM COUNT			No. of	UNIT ROOM COUNT			No. of	UNIT ROOM COUNT
	Units	Tot.	BR	b	Units	Tot.	BR	b	Units	Tot.	BR	b
	156	2.5	E	1	168	2	E	1	55	2	E	1
Unit	364	4	1	1	322	3.5	1	1	155	3	1	1
breakdown	52	5	2	1.5	182	4.5	2	1	100	4.5	2	1
	209	5	2	2	32	4.5	2	1.5
	158	6	3	2	7	5.5	3	2

Util. paid by owner	Heat, HW, CG, Sewer	All utilities	All utilities
Data source	Broker, Assmt Records	Buyer, Broker	Buyer, Lender
Price	$165,500,000 ☑ Unf ☐ F	$90,150,000 ☑ Unf ☐ F	32,670,000 ☑ Unf ☐ F
Sale — Listing — Offer	Sale	Sale	Sale
Date of sale	December 2005	August 2004	August 2004
Terms (Including conditions of sale and financing terms)	All cash to the seller. Purchased by Equity Residential, a large Real Estate Investment Trust (REIT). 65% of units have been rehabbed.	All cash to the seller. Buyer plans $13,800,000 in repairs and upgrades.	Buyer to obtain conventional financing.
Possible using data effective at time of sale
Gross Annual Income	$16,193,800	$9,500,000	$4,075,272
Gross Ann. Inc. Mult. (1)	10.2	9.5	8.0
Net Annual Income	$9,000,000	$5,000,000	$1,989,726
Expense Percentage (2)	38.3%	40.1%	44.8%
Overall Cap. Rate (3)	5.4%	5.5%	6.1%
Price per unit	$176,251 incl. Comm.	$126,793	$105,387
Price per room	$40,376	$36,579	$31,873
Price per SF net bldg. area	$160.87/sq. ft. bldg. area	$168.38 /sq. ft. bldg. area	$125.71 /sq. ft. bldg. area
COMMENTS	Economics based on data obtained from listing/ selling broker. Income other than apartment rent totaled $1.537M. This project has over 10,000 SF of comm.	Economics based on actual rent collection and pro forma expenses.	The buyers plan to renovate this building at a cost of about $15,000 per unit. Similar condition.
COMPARISON TO SUBJECT	Superior location. Superior condition. Similar vintage. Much higher avg. rents. Lower exp %. Avg Rent: $1437/mo	Smaller size project. Similar condition. Similar location. Similar average rent. Similar expense %. Avg Rent: $1113/mo	Much smaller project. Older vintage. Similar location. Similar average rent. Higher expense %. Avg Rent: $1096/mo

RIVERSIDE PARK APARTMENTS

72

Photographs of Sales #1 and #2

Sale #1 – Skyline Towers

Sale #2 – Arlington Overlook

RIVERSIDE PARK APARTMENTS	73

RIVERSIDE PARK APARTMENTS	74

COMPARABLE SALES DATA — Sales #4-#6

ITEM	COMPARABLE No. 4	COMPARABLE No. 5	COMPARABLE No. 6
Address	Georgian Towers	Chesterfield House	The Alexandria
	8750 Georgia Avenue	5055 S Chesterfield Road	140 South Van Dorn St.
Proximity to subj.	Silver Spring 14 mi.	Arlington 4.3 mi.	Alexandria 3.9 mi.
Map Code	Sale #4 Mont. Co. MD	Sale #5 Arlington Co.	Sale #6 Alex. City
Lot size	3.25 acres	2.05 acres	40.0785 acres
Brief description	No. Units: 885 No. Vac: 27	No. Units: 101 No. Vac: 5	No. Units: 1524 No. Vac: N/A
of building improvements	Year Built: 1969	Year Built: 1968	Year Built: 1963-67
	A 16-story brick	A 7-story masonry	A 4-6 story elevator
	elevator apartment	elevator apartment	apartment project
	project w/comm space.	project.	with balconies.
Quality	Average	Average	Average
Condition	Average	Average	Average-Good
Recreational facilities	Fitness center, rooftop	None	Fitness Center, tennis,
	sundeck, on-site deli		clubhouse, vball, etc.
Pool	None	Swimming pool	Swimming pools
Parking	Garage parking	127 spaces	Adequate
Tenant appeal	Silver Spring area of	Arlington County	Alexandria City
	Montgomery County	location	near Landmark Mall
Grantor	Watch Holdings LLC	Chesterfld Hse Assoc LP	Sterling Equities
Grantee	Stellar Management	Reserve at Chesterfld LLC	Orion Residential

	No. of	UNIT ROOM COUNT			No. of	UNIT ROOM COUNT			No. of	UNIT ROOM COUNT
	Units	Tot.	BR	b	Units	Tot.	BR	b	Units	Tot.	BR	b
	218	2.5	S	1	6	3	1	1	273	2.5	E	1
Unit	493	3.5	1	1	42	3	1	1	750	4	1	1
breakdown	172	4.5	2	2	48	4	2	1	474	5	2	1-2
	2	5.5	3	2	5	Retail			27	6	3	1.5

Util. paid by owner	All utilities	H&C water, Ht, Ckg	All-1361u; 163u+elec
Data source	Manager, Public Records	Broker, Public Records	Buyer, Public Records
Price	$91,000,000 ☑ Unf ☐ F	$9,800,000 ☑ Unf ☐ F	$195,000,000 ☑ Unf ☐ F
Sale — Listing — Offer	Sale	Sale	Sale
Date of sale	March 2004	November 2004	July 2004
Terms	Purchased by NY- based	Assumed all cash	All cash to the
(Including conditions	investor. Reportedly	to the seller.	seller. Buyer plans
of sale and	part of a 1031 exchange.	Seller was original	upgrades. Subsequent
financing terms)	Recorded price of	owner.	to sale over 300 units
	$89.5M plus $1,500,000		were sold off as
	for immediate capitals.		condominiums.
Possible using data effective at time of sale
Gross Annual Income	$12,170,000 est.	$1,200,000	$21,150,000
Gross Ann. Inc. Mult. (1)	7.5	8.2	9.2
Net Annual Income	$6,600,000	$540,000	$11,700,000
Expense Percentage (2)	40.8%	49.2%	39.7%
Overall Cap. Rate (3)	7.3%	5.5%	6.0%
Price per unit	$102,825	$97,030	$127,953
Price per room	$29,782	$29,167	$33,580
Price gross bldg. area	$103.37 /sq. ft. bldg. area	$108.16 /sq. ft. bldg. area	$170.25 /sq. ft. bldg. area
COMMENTS	Economics based on	Economics based	Most of the units
	rents at time of sale +	on rents at time	at this property have
	commercial & other inc.	of sale and	been renovated.
	NOI estimate obtained	estimated expenses.	Some units were
	from party familiar with		converted to condo.
transaction. Expenses
	estimated @ $5,600/u.		Superior condition.
COMPARISON	Inferior location.	Similar vintage.	Similar size project.
TO SUBJECT	Similar condition.	Similar condition.	Similar vintage.
	Similar vintage.	Similar location.	Similar location.
	Similar expense %.	Lower average rents.	Slightly higher rents.
	Similar rents.	Much higher expense %.	Similar expense %.
	Avg Rent: $1146/mo	Avg Rent: $990/mo	Avg Rent: $1156/mo

RIVERSIDE PARK APARTMENTS	75

Photographs of Sales #4 and #5

Sale #4 – Georgian Towers

Chesterfield House
NO

Sale #5 – Chesterfield House

RIVERSIDE PARK APARTMENTS	76

RIVERSIDE PARK APARTMENTS	77

Discussion of the Comparable Sales
The subject’s Market Value is estimated based upon recent sales of comparable apartment properties. The data described in detail on the previous pages was gathered from various sources and confirmed by the parties involved in each transaction. Three of these six properties have been previously appraised by Robert D. Wright, MAI. Due to the variations between properties, these sales have been compared to the subject on the basis of sale price per unit, per room, per square foot of net rentable area and Gross Income Multiplier for an indication of the subject’s value.
Elements of comparison are the characteristics of properties and transactions that cause prices paid for real estate to vary. This appraisal is for the subject’s fee simple title. Although apartment properties are sold subject to leases, the short-term nature of these leases renders the leased fee estate equivalent to the fee simple title. The real property rights conveyed for the comparable properties and the subject are similar.
The subject is being appraised in terms of cash or cash equivalent financing, i.e., conventional mortgage terms available in the market. In the case of the comparable properties, seller financing was not a factor in these transactions. Adjustments for conditions of sale reflect the motivations of the buyer and the seller. None of the sale properties were in distressed circumstances at the time of transfer. No adjustments for conditions of sale were needed.
The Value per Unit and Gross Income Multiplier are most commonly utilized for apartment properties. The Gross Income Multiplier requires no adjustment because it reflects the relationship between each property’s income potential and sale price regardless of time or conditions of sale. The Gross Income Multipliers for the five Northern Virginia sales range from 8.0 to 10.2 and average 9.0. The gross income multipliers reflected by the sales are generally higher for projects with lower expense percentages. The expense percentages for the sales range from 38.3% to 49.2%. It is noted that the expenses estimated for the subject and the expenses of the comparable sales include replacement reserves in this appraisal. The subject’s expense percentage at 40.4% in “As Is” condition prior to rehab is bracketed by the range of expense percentages reflected by the comparable sales.
In consideration of the subject’s relative income and expense characteristics in “As Is” condition prior to renovation, a Gross Income Multiplier of 8.9 is estimated for the subject. With the potential gross income of $16,631,175 and a Gross Income Multiplier of 8.9, the subject’s value indication is $148,017,458 rounded to $148,000,000. The comparable sale prices per unit range from $97,030 to $176,251 for a project with a significant commercial component which skewed the sales price higher (Sale #1 – Skyline Towers). In consideration of the subject’s relative characteristics in “As Is” condition, the estimated market value is $121,000 per unit. This equates to $147,900,000 on a rounded basis. The Gross Income Multiplier and the Value per Unit have been given equal weight herein for a Market Value of $147,900,000 in “As Is” condition prior to rehab assuming stabilized operations.
Georgian Towers (Sale #4) has been included for information but is not directly comparable since it is located in Silver Spring, MD rated inferior to the subject.

RIVERSIDE PARK APARTMENTS	78

Following is a summary of this analysis for the subject assuming “As Is” condition and stabilized operations.
Summary of the Sales Comparison Approach to Value

Property	Subject	Sale #1	Sale #2	Sale #3	Sale #4	Sale #5	Sale #6
			Arlington	Ravenwood	Georgian	Chesterfield	The Alexandria
Project Name	Riverside Park	Skyline Towers	Overlook	Towers	Towers	House
Sale Date	—	Dec-05	Aug-04	Aug-04	Mar-04	Nov-04	Jul-04
Consideration	—	$165,500,000	$90,150,000	$32,670,000	$91,000,000	$9,800,000	$195,000,000
Land Area (acres)	28.171	12.7	14.38	13.06	3.25	2.05	40.0785
Year Built	1971	1970	1961	1962	1969	1968	1963-67
Number of Units	1,222	939	711	310	885	101	1,524
Unit Mix Eff.	18.3%	16.6%	23.6%	17.7%	24.6%	0.0%	17.9%
1-Bdrm	60.6%	38.8%	45.3%	50.0%	55.7%	47.5%	49.2%
2-Bdrm	21.0%	27.8%	30.1%	32.3%	19.4%	47.5%	31.1%
3-Bdrm +	0.0%	16.8%	1.0%	0.0%	0.2%	5.0%	1.8%
Rent/Unit	$1,134	$1,437	$1,113	$1,096	$1,146	$990	$1,156
Gross Income	$16,631,175	$16,193,800	$9,500,000	$4,075,272	$12,170,000	$1,200,000	$21,150,000
Expense %	40.4%	38.3%	40.1%	44.8%	40.8%	49.2%	39.7%
Net Income	$8,940,506	$9,000,000	$5,000,000	$1,989,726	$6,600,000	$540,000	$11,700,000
PGIM	—	10.2	9.5	8.0	7.5	8.2	9.2
Overall Rate	—	5.4%	5.5%	6.1%	7.3%	5.5%	6.0%
$/Unit	—	$176,251	$126,793	$105,387	$102,825	$97,030	$127,953
Qualitative Analysis

Property Rights Conveyed	Fee Simple	Fee Simple	Fee Simple	Fee Simple	Fee Simple	Fee Simple
Conditions of Sale	Similar	Similar	Similar	Similar	Similar	Similar
Financing Terms	Market	Market	Market	Market	Market	Market
Market Conditions	Similar	Inferior	Inferior	Inferior	Inferior	Inferior
Economic Characteristics	Superior	Similar	Inferior	Similar	Inferior	Superior
Location	Superior	Similar	Similar	Inferior	Similar	Similar
Physical Condition	Superior	Similar	Similar	Similar	Similar	Superior
Unit Mix	Superior	Superior	Superior	Inferior	Superior	Superior
Overall Relationship to Subject	Superior	Superior	Inferior	Inferior	Inferior	Superior

Conclusions per Market Approach
Value Estimate	$$147,900,000
Unit Value	$121,031
Potential Gross Income Mult.	8.9
A substantial renovation of the subject is in process. This valuation has estimated the subject’s “As Is” market value prior to renovation in accordance with the client’s request. This appraisal assignment was completed without the benefit of current engineering and environmental site assessment reports. If subsequently completed reports reveal the need for significant immediate repairs or if significant environmentally hazardous conditions exist, this valuation would be adversely impacted.

RIVERSIDE PARK APARTMENTS	79

CORRELATION AND CONCLUSION

Income Approach	$149,000,000
Sales Comparison Approach	$147,900,000
Cost Approach	Not Applied
The Cost Approach is not typically relied upon for valuations of older rental projects in this market and has been excluded from this appraisal. An Insurable Value has been included in the addenda.
The Income Approach is ideally suited for estimating the subject’s value since most investors and lenders primarily rely upon this approach for income properties like the subject. This valuation is based on the subject’s economic income potential (“As Is” condition prior to renovation and stabilized occupancy) as supported by current operations and comparable rentals. A detailed rental and expense comparable study is included. This data is considered ample and generally reliable. The subject’s net income was converted into a value indication by direct capitalization utilizing an overall rate developed by the Band of Investment Technique. A value indication was also estimated by directly deriving the overall rate from market sales data. These two methods of deriving a capitalization rate were given consideration in estimating a capitalization rate to be applied against the net income estimate.
The Sales Comparison Approach is based upon an analysis of apartment project sales from Northern Virginia and Montgomery County in Maryland within the subject’s Washington, DC region. The sales prices on a per unit basis and the gross income multipliers were given consideration in this analysis.
The range in value conclusions derived through these indicators was reasonable. Since lenders and buyers for properties like the subject favor the Income Approach it has been given the most weight for the subject’s value conclusion.
Based upon an inspection of the subject, a review of available operating history and in consideration of local market data, the subject’s estimated Market Value as of May 25, 2006 assuming habitable condition with stabilized occupancy is:
ONE HUNDRED FORTY NINE MILLION DOLLARS
($149,000,000)
A substantial renovation of the subject is in process. This appraisal assumes habitable condition prior to renovation in accordance with the client’s request. The cost to complete the renovation of units already gutted for rehabilitation is not considered herein. It is noted that the subject’s actual physical vacancy rate (20.6%) was elevated as of the date of inspection/valuation since the owners had commenced lease terminations to create vacancies for the proposed renovation.
This appraisal assignment was completed without the benefit of current engineering and environmental site assessment reports. If subsequently completed reports reveal the need for significant immediate repairs or if significant environmentally hazardous conditions exist, this valuation would be adversely impacted.

RIVERSIDE PARK APARTMENTS	80

ESTIMATE OF REASONABLE EXPOSURE TIME
Reasonable Exposure Time is defined in the Uniform Standards of Professional Appraisal Practice as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.
Exposure time required for properties in this area is generally impacted by normal market factors such as availability of financing, cash positions of investors, individual property conditions, and the general economic climate. The estimate of reasonable exposure time is that period of time presumed to have occurred prior to the consummation of a sale of the subject property at the value estimate. Based upon conversations with apartment brokers active in this market most stabilized projects are marketed for about 3 to 6 months prior to contracting, another 3 to 6 months passes prior to settlement. This estimate takes into account the desirable nature of the subject’s location and improvements. Competition for properties like the subject would be considerable. While normal exposure time would typically be one year, the good demand for projects like the subject in this market could shorten the exposure time in half.
The estimate of reasonable exposure time is that period of time presumed to have occurred prior to the consummation of a sale of the subject property at the value estimate. Based on the above discussion, the subject’s exposure time would have been 6 to 12 months prior to sale as a rental project.

RIVERSIDE PARK APARTMENTS	81

GENERAL ASSUMPTIONS
1.	The legal description used in this report is assumed to be correct.

2.	No survey of the property has been made by the appraiser and no responsibility is assumed in connection with such matters. Sketches in this report are included only to assist the reader in visualizing the property.

3.	No responsibility is assumed for matters of a legal nature affecting title to the property nor is an opinion of title rendered. The title is assumed to be good and marketable.

4.	Information furnished by others is assumed to be true, correct and reliable. A reasonable effort has been made to verify such information; however, no responsibility for its accuracy is assumed by the appraiser.

5.	All mortgages, liens, encumbrances, leases and servitude have been disregarded unless so specified within the report. The property is appraised as though under responsible ownership and competent management.

6.	It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

7.	It is assumed that there is full compliance with all applicable federal, state and local environmental regulations and laws as of the date of the appraisal unless non-compliance is stated, defined and considered in the appraisal report.

8.	It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a non-conformity has been stated, defined and considered in the appraisal report.

9.	It is assumed that all required licenses, consents or other legislative or administrative authority from any local, state or national governmental or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

10.	It is assumed that the utilization of the land (and improvements) is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted within the report.

RIVERSIDE PARK APARTMENTS	82

11.	Unless otherwise stated in the report, the existence of radon air pollution or hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser is not qualified to detect such substances. The presence of substances such as asbestos, ureaformaldehyde foam insulation, or other potentially hazardous materials or environmental hazards may affect the value of the property. The value estimate is predicated on the assumption that there is no such material or condition on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. If desired, the client is urged to retain an expert in this field.
LIMITING CONDITIONS
1.	The appraiser will not be required to give testimony or appear in court because of having made this appraisal, with reference to the property in question, unless arrangements have been previously made.

2.	Possession of this report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without the written consent of the appraiser, and in any event only with the proper written qualifications and only in its entirety.

3.	The distribution of the total valuation in this report between land and improvements applies only under the reported highest and best use of the property. The allocations of value for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

4.	One (or more) of the signatories of this appraisal report is a member (or candidate) of the Appraisal Institute. The bylaws and regulations of the Institute require each member and candidate to control the use and distribution of each appraisal report signed by such member or candidate. Therefore, except as hereinafter provided, the party for whom this appraisal was prepared may distribute copies of this appraisal report, in its entirety, to such third parties as may be selected by the party for whom this appraisal report was prepared; however, selected portions of this appraisal report shall not be given to third parties without the prior written consent of the signatories of this appraisal report.

5.	In the event that this appraisal contains a valuation of an estate in land that is less than the entire fee simple estate, it is noted that (i) the value reported for such estate relates to a fractional interest only in the real estate involved; and, (ii) the value of this fractional interest plus the value of all other fractional interests may or may not equal the value of the entire fee simple estate considered as a whole.

RIVERSIDE PARK APARTMENTS	83

CERTIFICATION
I certify that, to the best of my knowledge and belief:
1.	The statements of fact contained in this appraisal are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions and conclusions.

3.	I have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved.

4.	I have no bias with respect to the property that is the subject of this report or to the parties involved with the assignment.

5.	My engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	My reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Appraisal Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice.

8.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9.	I have made a personal inspection of the property that is the subject of this report.

10.	No one other than David S. Johnston and Christopher Wright provided significant real property appraisal assistance to the individual signing this report. David S. Johnston and Christopher Wright assisted with the collection and analysis of data and composition of this report.

11.	This appraisal has also been performed in accordance with Freddie Mac appraisal guidelines.

12.	As of the date of this report, Robert D. Wright has completed the continuing education requirements of the Appraisal Institute.

/s/ Robert D. Wright Robert D. Wright, MAI
VA Certified General Real Estate Appraiser
Certification #4001-001391

RIVERSIDE PARK APARTMENTS	84

Statement of Limiting Conditions and
Appraiser’s Certification
DEFINITION OF MARKET VALUE: The most probably price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he considers his own bet interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and 95) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.
*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third Party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market’s reaction to the financing or concessions based on the appraiser’s judgment.
STATEMENT OF LIMITING CONDITIONS AND APPRAISER’S CERTIFICATION
CONTINGENT AND LIMITING CONDITIONS: The appraiser’s certification that appears in the appraisal report is subject to the following conditions:
1. The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it. The appraiser assumes that the title is good and marketable and, therefore, will not render any opinions about the title. The property is appraised on the basis of it being under responsible ownership.
2. The appraiser has provided a sketch in the appraisal report to show approximate dimensions of the improvements and the sketch is included only to assist the reader of the report in visualizing the property and understanding the appraiser’s determination of its size.
3. The appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in the appraisal report whether the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.
4. The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand.
5. The appraiser has estimated the value of the land in the cost approach at its highest and best use and the improvements at their contributory value. These separate valuations of the land and improvements must not be used in conjunction with any other appraisal and are invalid if they are so used.
6. The appraiser has note in the appraisal report any adverse conditions (such as needed repairs, depreciation, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or that he or she became aware of during the normal research involved in performing the appraisal. Unless otherwise stated in the appraisal report, the appraiser has no knowledge of any hidden or unapparent conditions of the property or adverse environmental conditions (including the presence of hazardous wastes, toxic substances, etc.) that would make the property more or less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, expressed or implied, regarding the condition of the property. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, the appraisal report must not be considered as an environmental assessment of the property.
7. The appraiser obtained the information, estimates, and opinions that were expressed in the appraisal report from sources that he or she considers to be reliable and believes them to be true and correct. The appraiser does not assume responsibility for the accuracy of such items that were furnished by other parties.
8. The appraiser will not disclose the contents of the appraisal report except as provided for in the Uniform Standards of Professional Appraisal Practice.
9. The appraiser has based his or her appraisal report and valuation conclusion for an appraisal that is subject to satisfactory completion, repairs, or alterations on the assumption that completion of the improvements will be performed in a workmanlike manner.
10. The appraiser must provide his or her prior written consent before the lender/client, specified in the appraisal report can distribute the appraisal report (including conclusions about the property value, the appraiser’s identity and professional designations, and references to any professional appraisal organizations or the firm with which the appraiser is associated) to anyone other than the borrower, the mortgagee or its successors and assigns; the mortgage insurer; consultants; professional appraisal organizations; any state or federally approved financial institution; or any department, agency, or instrumentality of the United States or any state or the District of Columbia; except that the lender/client may distribute the property description section of the report only to data collection or reporting service(s) without, having to obtain the appraiser’s prior written consent. The appraiser’s written consent and approval must also be obtained before the appraisal can be conveyed by anyone to the public through advertising, public relations, news, sales, or other media.

Freddie Mac Form 439 (6/93, 10/98), Page 1 of 2	[Fannie Mae Form 1004B (6/93)]

APPRAISER’S CERTIFICATION: The appraiser certifies and agrees that:
1. I have researched the subject market area and have selected a minimum of three recent sales or properties most Similar and Proximate to the subject property for consideration in the sales comparison analysis and have made a dollar adjustment when appropriate to reflect the market reaction to those items of significant variation, if a significant item in a comparable property is superior to, or more favorable than, the subject property. I have made a negative adjustment to reduce the adjusted sales price of the comparable and, if a significant item in a comparable property is inferior to, or less favorable than the subject property, I have made a positive adjustment to increase the adjusted sales price of the comparable.
2. I have taken into consideration the factors that have an impact on value in my development of the estimate of market value in the appraisal report. I have not knowingly withheld any significant information from the appraisal report and I believe, to the best of my knowledge, that all statements and information in the appraisal report are true and correct.
3. I stated in the appraisal report only my own personal, unbiased, and professional analysis, opinions, and conclusions, which; are subject only to the contingent and limiting conditions specified in this form.
4. I have no present or prospective interest in the property that is the subject to this report, and I have no present or prospective personal interest or bias with respect to the participants in the transaction. I did not base either partially or completely, my analysis and/or the estimate of market value in the appraisal report on the race, color, religion, sex, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property or of the present owners or occupants of the properties in the vicinity of the subject property.
5. I have no present or contemplate future interest in the subject property, and neither my current of future employment nor my compensation for performing this appraisal is contingent on the appraised value of the property.
6. I was not required to report a predetermined value or direction in value that favors the cause of the client or any related party, the amount of the value estimate, the attainment of a specific result, or the occurrence of a subsequent event in order to receive my compensation and for employment for performing the appraisal. I did not base the appraisal report on a requested minimum valuation, a specific valuation, or the need to approve mortgage loan.
7. I performed this appraisal in conformity with the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of the Appraisal Foundation and that were in place as of the effective date of this appraisal, with the exception of the departure provision of those Standards, which does not apply. I acknowledge that an estimate of a reasonable time for exposure in the open market is a condition in the definition of market value and the estimate I developed is consistent with the marketing time noted in the neighborhood section of this report, unless I have otherwise stated in the reconciliation section.
8. I have personally inspected the interior and exterior areas of the subject property and the exterior of all properties listed as comparables in the appraisal report. I further certify that I have noted any apparent or known adverse conditions in the subject improvements, on the subject site, or on any site within the immediate vicinity of the subject property of which I am aware and have made adjustments for these adverse conditions in my analysis of the property value to the extent that I had market evidence to support them. I have also commented about the effect of the adverse conditions on the marketability of the subject property.
9. I personally prepared all conclusions and opinions about the real estate that were set forth in the appraisal report. No one other than David S. Johnston and Christopher Wright provided significant real property appraisal assistance to the individual signing this certification. David S. Johnston and Christopher Wright assisted with the collection and analysis of data and composition of this report. I certify that any individual so named is qualified to perform the tasks. I have not authorized anyone to make a change to any items in the report; therefore, if an unauthorized change is made to the appraisal report, I will take no responsibility for it.
SUPERVISORY APPRAISER’S CERTIFICATION: If a supervisory appraiser signed the appraisal report, he or she certifies and agrees that: I directly supervise the appraiser who prepared the appraisal report, have reviewed the appraisal report, agree with the statements and conclusions of the appraiser, agree to be bound by the appraiser’s certifications numbered 4 through 7 above, and am taking full responsibility for the appraisal and the appraisal report.

ADDRESS OF PROPERTY APPRAISED:	Riverside Park Apartments
2000 Huntington Avenue, Alexandria, VA 22303

APPRAISER:		SUPERVISORY APPRAISER (only if required):

Signature:	/s/ Robert D. Wright	Signature:

Name:	Robert D. Wright, MAI	Name:

Date Signed:	June 28, 2006	Date Signed:

State Certification #:	4001 001391	State Certification #:

or State License #:		or State License #:

State:	Virginia	State:

Expiration Date of Certification or License:	02/29/2008	Expiration Date of Certification or License:

☐ Did ☐ Did Not Inspect Property

Freddie Mac Form 439 (6/93, 10/98), Page 2 of 2	[Fannie Mae Form 1004B (6/93)]

ADDENDA
Unit Status Report
Rent Roll Site Plan
Building Plan
Unit Layouts
Subject and Neighborhood Photographs
Zoning Map and Excerpts
Flood Map
Certified Operating Statements
Legal Description
Tax Assessment Data
Commercial Leases
Insurable Value Estimate
Qualifications of the Appraiser